UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  [ x ]

Filed by a Party other than the Registrant  [    ]

Check the appropriate box:

[    ] Preliminary Proxy Statement

[    ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ x ] Definitive Proxy Statement

[    ] Definitive Additional Materials

[    ] Soliciting Material Pursuant to Rule 14a-12

RENASANT CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ x ] No fee required.

[    ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.)	Title of each class of securities to which transaction applies:
2.)	Aggregate number of securities to which transaction applies:
3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4.)	Proposed maximum aggregate value of transaction:
5.)	Total fee paid:

[    ] Fee paid previously with preliminary materials.

[    ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

1.)	Amount previously paid:
2.)	Form, Schedule or Registration Statement No.:
3.)	Filing Party:
4.)	Date Filed:

RENASANT CORPORATION

209 Troy Street

Tupelo, Mississippi 38804-4827

March 10, 2011

Dear Shareholder:

On behalf of the board of directors, we cordially invite you to attend the 2011 Annual Meeting of Shareholders of Renasant Corporation. The annual meeting will be held beginning at 1:30 p.m., Central time, on Tuesday, April 19, 2011 at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827. The formal notice of the annual meeting appears on the next page.

At the annual meeting, you will be asked to:

1.	Elect six Class 3 directors, each to serve a three-year term;

2.	Approve the Renasant Corporation 2011 Long-Term Incentive Compensation Plan;

3.	To adopt, in a non-binding advisory vote, a resolution approving the compensation of our named executive officers, as described in the proxy statement;

4.

Recommend, in a non-binding advisory vote, whether the non-binding shareholder vote to approve the compensation of our named executive officers should occur every year, every other year or every three years;

5.	Ratify the appointment of HORNE LLP as our independent registered public accountants for 2011; and

6.	Transact such other business as may properly come before the annual meeting or any adjournments thereof.

The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. It is important that your views be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person.

On March 10, 2011, we posted on our Internet website, http://www.cfpproxy.com/5439, a copy of our 2011 proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2010 (which serves as our annual report to shareholders), and we mailed these materials to our shareholders who are individuals and own our stock directly in their own name. Also on March 10, 2011, institutional shareholders who own our stock directly in their name were mailed a notice (the “Notice”) containing instructions on how to access our proxy materials and vote online.

Any shareholder who received paper copies of this year’s proxy statement, proxy card and annual report will continue to receive these materials by mail. The proxy statement contains instructions on how you can (1) receive a paper copy of these materials, if you only received a Notice by mail, or (2) elect to receive these materials over the Internet, if you received them by mail this year.

You may vote your shares via a toll-free telephone number or on the Internet. If you received a paper copy of the proxy card, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the Notice and on the proxy card. As always, if you are the record holder of our stock, you may vote in person at the annual meeting. The accompanying proxy statement explains how to obtain directions to the meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in Renasant Corporation.

Sincerely,

E. Robinson McGraw
Chairman of the Board, President and
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on April 19, 2011:

Renasant’s 2011 proxy statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2010 are available at http://www.cfpproxy.com/5439

RENASANT CORPORATION

209 Troy Street

Tupelo, Mississippi 38804-4827

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	1:30 p.m., Central time, on Tuesday, April 19, 2011.

PLACE	Renasant Bank
209 Troy Street
Tupelo, Mississippi 38804-4827

ITEMS OF BUSINESS	1.	To elect six Class 3 directors who will each serve a three-year term expiring in 2014.

	2.	To approve the Renasant Corporation 2011 Long-Term Incentive Compensation Plan.

	3.	To adopt, in a non-binding advisory vote, a resolution approving the compensation of our named executive officers, as described in the proxy statement.

4.

To recommend, in a non-binding advisory vote, whether the non-binding advisory vote to approve the compensation of our named executive officers should occur every year, every other year or every three years.

	5.	To ratify the appointment of HORNE LLP as our independent registered public accountants for 2011.

	6.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

RECORD DATE	You can vote if you are a shareholder of record as of the close of business on February 23, 2011.

ANNUAL REPORT

If you have received a paper copy of the proxy statement and proxy card, our Annual Report on Form 10-K for the year ended December 31, 2010 (which serves as our annual report to shareholders), which is not part of the proxy solicitation material, is also enclosed. All of these documents are also accessible on our Internet website, http://www.cfpproxy.com/5439.

PROXY VOTING

It is important that your shares be represented and voted at the annual meeting. You may vote your shares via a toll-free telephone number or on the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the proxy card; the Notice has instructions regarding voting on the Internet. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

E. Robinson McGraw
Chairman of the Board, President and
Chief Executive Officer

Tupelo, Mississippi

March 10, 2011

RENASANT CORPORATION

PROXY STATEMENT

ii

RENASANT CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON TUESDAY, APRIL 19, 2011

We are furnishing this proxy statement to the shareholders of Renasant Corporation in connection with the solicitation of proxies by its board of directors for use at the Annual Meeting of Shareholders of Renasant Corporation to be held at 1:30 p.m., Central time, on Tuesday, April 19, 2011, at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827, as well as in connection with any adjournments or postponements of the meeting. In this proxy statement, Renasant Corporation is referred to as “Renasant,” “we,” “our,” “us,” or the “Company,” and Renasant Bank is referred to as the “Bank.”

As permitted by Securities and Exchange Commission, or SEC, rules, we are making this proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2010 (which serves as our annual report to shareholders) available to our shareholders electronically via the Internet. On March 10, 2011, we posted these materials on our Internet website, http://www.cfpproxy.com/5439. On the same date, we mailed to our institutional shareholders who own our stock in their name a notice containing instructions on how to access our proxy materials and vote online (referred to as the “Notice”). We also mailed this proxy statement, our proxy card and Annual Report on Form 10-K for the year ended December 31, 2010 to our shareholders who are individuals and own our stock in their own name on the same date.

The Notice contains instructions on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also explains how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. If you received a paper copy of the proxy card and other proxy materials and would like to receive these materials over the Internet in the future, you should follow the instructions on the proxy card for requesting electronic delivery of our proxy materials.

VOTING YOUR SHARES

Who is soliciting proxies from the shareholders?

Our board of directors is soliciting your proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.

What will be voted on at the annual meeting?

Our shareholders will vote on five proposals at the annual meeting:

1.	The election of six Class 3 directors, who are to serve until the expiration of their respective three-year terms or until their successors are elected and qualified;

2.	The approval of the Renasant Corporation 2011 Long-Term Incentive Compensation Plan;

3.

The adoption, in a non-binding advisory vote, of a resolution approving the compensation paid to our named executive officers, as described below under the headings “Executive Compensation” and “Compensation Tables”;

4.

The recommendation, in a non-binding advisory vote, whether the non-binding advisory vote to approve the compensation of our named executive officers should occur every year, every other year or every three years; and

5.	The ratification of the appointment of HORNE LLP as our independent registered public accountants for 2011.

Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting.

Who bears the cost of proxy solicitation?

We generally bear all costs of soliciting proxies. We have retained and pay a fee to Registrar and Transfer Company to assist in the solicitation of proxies, but we pay no separate compensation solely for the solicitation of proxies. Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or by overnight delivery service. Our directors, officers and employees do not receive separate compensation for these services. We will also, in accordance with the regulations of the SEC, reimburse brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.

Who can vote at the annual meeting?

Our board of directors has fixed the close of business on Wednesday, February 23, 2011, as the record date for our annual meeting. Only shareholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of February 23, 2011, our only outstanding class of securities was common stock, $5.00 par value per share. On that date, we had 75,000,000 shares authorized, of which 25,056,431 shares were outstanding.

You can vote either in person at the annual meeting (if you, rather than your broker, are the record holder of our stock) or by proxy, whether or not you attend the annual meeting. You may vote your shares by proxy via a toll-free telephone number or on the Internet. If you received a paper copy of the proxy card, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the proxy card, and instructions regarding voting on the Internet are contained on the Notice.

If you would like to attend the annual meeting in person and need directions, please contact our Director of Investor Relations by e-mail to MWaycaster@renasant.com or by phone at (662) 680-1215.

How many votes must be present to hold the annual meeting?

A “quorum” must be present to hold our annual meeting. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting.

How many votes does a shareholder have per share?

Our shareholders are entitled to one vote for each share held.

What is the required vote on each proposal?

Directors are elected by plurality vote; the candidates in each class up for election who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected. Shareholders do not have the right to cumulate their votes.

With respect to the determination of the frequency of the non-binding advisory vote to approve our named executive officers’ compensation, we intend to treat the option that receives a plurality of the votes cast at the annual meeting as the option the shareholders recommend.

For all other proposals, the affirmative vote of a majority of the votes cast at the annual meeting is required for the approval or ratification, as the case may be, of the proposal.

How will the proxy be voted, and how are votes counted?

If you vote by proxy (either by properly completing and returning a paper proxy card or voting by telephone or on the Internet), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting. If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the annual meeting and any adjournments or postponements as follows:

1.	“FOR” the election of nominees William M. Beasley, Marshall H. Dickerson, R. Rick Hart, Richard L. Heyer, Jr., J. Niles McNeel and Michael D. Shmerling as Class 3 directors.

2.	“FOR” the approval of the Renasant Corporation 2011 Long-Term Incentive Compensation Plan.

3.	“FOR” the adoption of the resolution approving the compensation of our named executive officers.

4.	In favor of holding a non-binding advisory vote on the compensation of our named executive officers “EVERY THREE YEARS.”

5.	“FOR” the ratification of the appointment of HORNE LLP as our independent registered public accountants for 2011.

If you hold your shares in a broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, your shares will not be voted on any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a “broker non-vote.” Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter. The ratification of our appointment of our independent registered public accountants is generally considered a routine matter for broker voting purposes, but neither the election of directors nor any of the other proposals to be voted on at the annual meeting is considered a routine matter.

Under Mississippi law, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention.

How are shares in our 401(k) and employee stock ownership plans voted?

If you are an employee of Renasant or the Bank and participate in our 401(k) plan or our employee stock ownership plan, or our “ESOP,” you can vote the number of shares of common stock equal to your units in the Renasant stock fund maintained in the 401(k) plan and the number of shares allocated to you under the ESOP, each determined as of the close of business on February 23, 2011. On that date, our 401(k) plan held an aggregate of 602,032 shares, or 2.40% of our common stock, and our ESOP held an aggregate of 313,210 shares, or 1.25%, of our common stock.

The Bank is the trustee of both plans and acts as the proxy. In that capacity, the Bank votes your shares. If you do not timely furnish voting instructions, the trustee will vote your shares or units in a manner that mirrors how the shares or units for which it receives instructions have been voted.

Can a proxy be revoked?

Yes. You can revoke your proxy at any time before it is voted, including a proxy you have granted for shares or units held for your benefit in our 401(k) plan or ESOP. You revoke your proxy (1) by giving written notice to our Secretary before the annual meeting, (2) by granting a subsequent proxy either by telephone or on the Internet or (3) by delivering a signed proxy card dated later than your previous proxy. If you, rather than your broker, are the record holder of our stock, a proxy can also be revoked by appearing in person and voting at the annual meeting. Written notice of the revocation of a proxy should be delivered to the following address: Secretary, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827.

STOCK OWNERSHIP

Does any person own more than 5% of our common stock?

As of March 10, 2011, we had approximately 6,900 shareholders of record. The following table sets forth information regarding the beneficial ownership of our common stock as of March 10, 2011, by each person or entity, including any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”), known to us to be the beneficial owner of 5% or more of our outstanding common stock. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock outstanding as of March 10, 2011, which was 25,056,431 shares.

Name and Address	Number of Shares Beneficially Owned	Percent Of Class
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	1,511,996(1)	6.03%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	1,508,539(2)	6.02%

Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	1,440,138(3)	5.75%

(1)

The amount shown in the table and the following information are based on a Schedule 13G (Amendment No. 1) filed with the SEC on February 8, 2011 by BlackRock, Inc. (“BlackRock”) reporting beneficial ownership as of December 31, 2010. BlackRock has sole voting and sole dispositive power with respect to all 1,511,996 shares of our common stock covered by the

Schedule 13G. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts. No one person’s interest in our common stock is more than 5% of our total outstanding common shares.

(2)

The amount shown in the table and the following information are based on a Schedule 13G (Amendment No. 2) filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership as of December 31, 2010. Of the 1,508,539 shares covered by the Schedule 13G, Dimensional has sole voting power with respect to 1,460,301 shares and sole dispositive power with respect to all of the shares. Dimensional is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled group trusts and separate accounts (these companies, trusts and accounts are referred to as the “Funds”). The Funds are the owners of the shares covered by the Schedule 13G; to the knowledge of Dimensional no single Fund owns more than 5% of our common stock. Dimensional disclaims beneficial ownership of the shares of our common stock owned by the Funds.

(3)

The amount shown in the table and the following information are based on a Schedule 13G filed with the SEC on February 14, 2011 by Wellington Management Company, LLP (“Wellington”) reporting beneficial ownership as of December 31, 2010. Wellington shares voting and dispositive power over all 1,440,138 shares of our common stock that Wellington owns. Wellington is a registered investment adviser, and the shares of our common stock covered by the Schedule 13G are owned of record by Wellington clients. To Wellington’s knowledge, no single client owns more than 5% of our common stock.

How much stock is beneficially owned by our directors and executive officers?

The following table includes information about the common stock owned by our directors, nominees and executive officers, as of March 10, 2011, including their name, position and the number of shares beneficially owned. Each of the persons listed in the table below under the heading “Directors and Nominees” currently serve as a director of the Company. J. Larry Young will retire as a director effective as of the annual meeting.

Unless otherwise noted, the persons below have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws). The business address for each of the directors and executive officers listed below is 209 Troy Street, Tupelo, Mississippi 38804-4827.

	Amount and Nature of Beneficial Ownership
	Direct		Options Exercisable Within 60 Days	Other		Total	Percent of Class
Directors and Nominees:
William M. Beasley	50,073		—	12,108	(1)	62,181	*
George H. Booth, II	22,888		—	—		22,888	*
Frank B. Brooks	34,390		—	—		34,390	*
John M. Creekmore	10,142		—	770	(2)	10,912	*
Albert J. Dale, III	60,948		—	—		60,948	*
Jill V. Deer	1,100		—	—		1,100	*
Marshall H. Dickerson	5,278	(3)	—	—		5,278	*
John T. Foy	23,056		—	—		23,056	*
T. Michael Glenn	5,710		—	—		5,710	*
Richard L. Heyer, Jr.	12,438		—	3,277	(4)	15,715	*
Neal A. Holland, Jr.	57,298		—	160,697	(5)	217,995	*
Jack C. Johnson	31,850		—	17,902	(6)	49,752	*
J. Niles McNeel	47,048		—	3,412	(7)	50,460	*
Theodore S. Moll	24,025		—	3,150	(8)	27,175	*
Michael D. Shmerling	139,834	(9)	—	1,519	(9)	141,353	*
J. Larry Young	10,531		—	700	(10)	11,231	*

Named Executive Officers:
E. Robinson McGraw	89,333	(11)	180,000	702	(11)	270,035	1.08%
Stuart R. Johnson	39,549	(12)	61,500	—		101,049	*
C. Mitchell Waycaster	22,109	(13)	61,500	—		83,609	*
R. Rick Hart	48,582	(14)	54,243	—		102,825	*
Michael D. Ross	11,369	(15)	15,000	—		26,369	*

Other Executive Officers	125,848		279,625	3,235		408,708	1.63%
All directors, nominees and executive officers as a group (28 persons total)	873,399		651,868	207,472		1,732,739	6.92%

*	Less than 1% of the outstanding common stock, based on 25,056,431 shares of our common stock issued and outstanding as of March 10, 2011.

(1)	Consists of 12,108 shares held by Mr. Beasley’s spouse.
(2)	Consists of 770 shares held by Mr. Creekmore’s children.
(3)	Of the 5,278 shares owned by Mr. Dickerson, 4,885 shares are pledged as collateral for a loan.
(4)	Consists of 1,597 shares held by Dr. Heyer’s spouse, 474 held in his children’s name of which he serves as custodian and 1,206 shares held in a trust account for his children.
(5)

Consists of 1,303 shares held in an individual retirement account owned by Mr. Holland’s spouse, of which Mr. Holland is the beneficiary, 7,248 shares held by a family limited partnership, Holland Limited Partnership, and 152,146 shares held by a family limited partnership, Holland Holdings, LP. Of the 160,697 shares listed, 49,918 shares are pledged as collateral for a loan.

(6)

Consists of 9,170 shares held by Germantown Home Builders, Inc. Retirement Plan, for which Mr. Johnson serves as Trustee, and 8,732 shares held by Mr. Johnson’s spouse. Mr. Johnson disclaims beneficial ownership of the shares held by Germantown Home Builders, Inc. Retirement Plan.

(7)

Consists of 2,912 shares held by Mr. McNeel’s spouse and 500 shares held by Mr. McNeel’s daughter and his spouse. Mr. McNeel disclaims beneficial ownership of the 500 shares held by his daughter and spouse.

(8)	Consists of 3,150 shares held by Mr. Moll’s children, for which Mr. Moll serves as custodian.
(9)	The 139,834 shares listed as directly owned are pledged as collateral for a loan. Mr. Shmerling’s other ownership consists of 1,519 shares held by his children.
(10)	Consists of 700 shares held in an individual retirement account owned by Mr. Young’s spouse.
(11)

Mr. McGraw is also the Chairman of our board of directors. His direct ownership includes an aggregate of 24,266 shares that are allocated to his accounts under our 401(k) plan and ESOP, over which Mr. McGraw has voting power, 7,500 shares representing an award of time-based restricted stock and 7,500 shares representing a target award of performance-based restricted stock under our 2001 Long-Term Incentive Plan, or the 2001 LTIP, with respect to which he possesses voting and dividend rights. Under the terms of the performance award, the number of shares of stock is subject to increase or decrease based upon the achievement of certain thresholds related to the Company’s 2011 performance. His other ownership consists of 702 shares held by his son, for which he serves as custodian. Of the shares owned by Mr. McGraw, 17,483 shares are pledged as collateral for a loan. Mr. McGraw disclaims beneficial ownership of the 702 shares held by his son.

(12)

Direct ownership includes an aggregate of 33,561 shares allocated to Mr. Johnson’s accounts under our 401(k) plan and ESOP, over which he has voting power, and 2,000 shares representing a target award of performance-based restricted stock under the 2001 LTIP with respect to which he possesses voting and dividend rights. Under the terms of this award, the number of shares of stock is subject to increase or decrease based upon the achievement of certain thresholds related to the Company’s 2011 performance.

(13)

Includes an aggregate of 12,786 shares that are allocated to Mr. Waycaster’s accounts under our 401(k) plan and ESOP, over which he has voting power, and 4,000 shares representing a target award of performance-based restricted stock under the 2001 LTIP with respect to which he possesses voting and dividend rights. Under the terms of this award, the number of shares of stock is subject to increase or decrease based upon the achievement of certain thresholds related to the Company’s 2011 performance. Of the shares owned by Mr. Waycaster, 3,399 shares are pledged as collateral for a loan.

(14)

Mr. Hart is also a member of our board of directors. Direct ownership includes an aggregate of 628 shares that are allocated to his account under our 401(k) plan, over which Mr. Hart has voting power, and 4,000 shares representing a target award of performance-based restricted stock under the 2001 LTIP with respect to which he possesses voting and dividend rights. Under the terms of this award, the number of shares of stock is subject to increase or decrease based upon the achievement of certain thresholds related to the Company’s 2011 performance. Of the shares listed as directly owned by Mr. Hart, 26,935 shares are pledged as collateral for a loan.

(15)

Includes 3,000 shares representing a target award of performance-based restricted stock under the 2001 LTIP with respect to which he possesses voting and dividend rights. Under the terms of this award, the number of shares of stock is subject to increase or decrease based upon the achievement of certain thresholds related to the Company’s 2011 performance.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NASDAQ Stock Market, LLC (“Nasdaq”) reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5. Executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.

Based solely upon a review of the reports on Forms 3, 4 and 5 and amendments thereto furnished to us, or written representations from reporting persons that no Form 5 filing was required, we believe that during 2010 our executive officers, directors and greater than 10% owners timely filed all reports they were required to file under Section 16(a).

BOARD OF DIRECTORS

How many directors serve on the board, and who are the current directors?

Prior to the annual meeting, a total of 18 directors serve on our board. There are three classes of directors. J. Larry Young, who is not listed below, serves as a Class 2 director and will retire effective as of our annual meeting because he has reached the mandatory retirement age for directors, which is 72. Assuming that all of our nominees for director are elected, after the annual meeting there will be a total of 17 directors on our board, with six directors in Class 1, five directors in Class 2 and six directors in Class 3. The current term of office for our Class 3 directors expires at the

2011 annual meeting, while the current term of office for our Class 1 directors expires at the 2012 annual meeting and the current term of office for our Class 2 directors expires at the 2013 annual meeting.

The following lists each director currently serving on our board, other than Mr. Young, and includes a brief discussion of the experience, qualifications and skills that led us to conclude that such individual should be and remain a member of our board.

We believe that our board of directors consists of a diverse collection of individuals who possess the integrity, education, work ethic and ability to work with others necessary to oversee our business effectively and to represent the interests of all shareholders, including the qualities listed under the question “Who serves on the nominating and governance committee, and what are its responsibilities?” below (except that Mr. McGraw and Mr. Hart are not independent under the Nasdaq Marketplace Rules). We have attempted below to highlight certain notable experience, qualifications and skills for each director, rather than provide an exhaustive catalog of each and every qualification and skill that a director possesses. Along the same lines, that we discuss a particular qualification or skill with respect to one director but not other directors should not be interpreted to mean that the other directors do not possess such qualification or skill to any extent whatsoever.

Name	Age	Class	Background, Qualifications and Skills

George H. Booth, II Director since 1994	56	1

Background: Mr. Booth is co-owner of Tupelo Hardware Company, a closely held family business primarily engaged in wholesale and retail hardware sales. Mr. Booth has served as president of Tupelo Hardware Company since 2000.

Experience/Qualifications/Skills: Mr. Booth brings a borrower’s and depositor’s perspective to the board. He also provides insight on whether our products and services are responsive to the needs of small business owners.

Frank B. Brooks Director since 1989	67	1

Background: Mr. Brooks has been a cotton farmer since 1959 and has served as president of Yalobusha Gin Company, Inc., a cotton gin located in Yalobusha County, Mississippi, since 1992.

Experience/Qualifications/Skills: Mr. Brooks has served as Audit Committee Chairman for two other organizations. We use his leadership and knowledge to ensure appropriate oversight of our financial reporting and operational risks. In addition, Mr. Brooks’ experience running businesses servicing other farmers provides insight on the needs of small business owners and on our agricultural lending operations.

Albert J. Dale, III Director since 2007	60	1

Background: Mr. Dale has served as president of Dale, Inc., since 1985. Dale, Inc., a company located in Nashville, Tennessee, is a specialty contractor and an authorized distributor of custom building products. He was appointed as a director of the Company upon the completion of our acquisition of Capital Bancorp, Inc., or Capital, in July, 2007.

Experience/Qualifications/Skills: As a supplier of businesses and consumers, Mr. Dale’s professional experience provides the Board with insight from the customer’s perspective on the needs and risks associated with business development. In addition, Mr. Dale brings to the board an intimate knowledge of Nashville, Tennessee, one of our targeted growth markets. We rely on Mr. Dale for advice on where and how to serve the Nashville metropolitan area.

Name	Age	Class	Background, Qualifications and Skills

John T. Foy Director since 2004	63	1

Background: Mr. Foy is retired. From February, 2004 until February, 2008 he served as president and chief operating officer of Furniture Brands International, Inc. During that time, he was also a member of the board of directors of Furniture Brands International. Prior to 2004 he served as president and chief executive officer of Lane Furniture Industries. Furniture Brands International and Lane Furniture Industries are engaged in the manufacture of upholstered and wooden furniture.

Experience/Qualifications/Skills: Furniture manufacturing represents a major segment of the economy in our North Mississippi markets. We believe that Mr. Foy’s broad experience in the furniture manufacturing industry gives us an advantage in soliciting these types of customers, as well as customers in the manufacturing industry in general. Also, Mr. Foy’s experience as the president and a director of Furniture Brands International, Inc., a publicly-traded company, provides him with insights on corporate governance.

T. Michael Glenn Director since 2008	55	1

Background: Mr. Glenn has been the executive vice president of market development and corporate communications for FedEx Corporation since 1998. He also serves as president and chief executive officer of FedEx Services, a subsidiary of FedEx Corporation. From June, 1994 to January, 1998, he served as senior vice president, marketing and corporate communications, for FedEx. Mr. Glenn is also a director of Pentair, Inc.

Experience/Qualifications/Skills: Mr. Glenn’s position at FedEx, a Fortune 100 company, centers around growing a company within its markets. We take advantage of Mr. Glenn’s knowledge on this subject whenever we evaluate growth opportunities. As a director of Pentair, Inc., a publicly-traded company, Mr. Glenn has experience in the area of corporate governance that is an asset to us.

Jack C. Johnson Director since 2004	68	1

Background: Mr. Johnson has served as president of Germantown Home Builders, Inc., located in Germantown, Tennessee, since 1974. Since March, 2001, he has also served as the chief manager of Colonnade, LLC, a company engaged in the leasing of storage and office space in Memphis, Tennessee, and he has been the managing member of Germantown Storage, LLC since May, 2009. Mr. Johnson was appointed as a director of the Company upon the completion of our acquisition of Renasant Bancshares, Inc. in 2004.

Experience/Qualifications/Skills: The Memphis metropolitan area is another one of our key growth markets, and Mr. Johnson’s knowledge of this area helps us develop the appropriate strategy to expand our operations in Memphis. In addition, Mr. Johnson’s business background is in commercial real estate. He gives the board an insight on trends in the commercial real estate markets shaped by years of experience.

John M. Creekmore Director since 1997	55	2

Background: Mr. Creekmore has engaged in the practice of law since 1987 as the owner of the law firm Creekmore Law Office, PLLC.

Experience/Qualifications/Skills: As a lawyer, Mr. Creekmore brings a legal point of view to the risks and challenges that we face. He also provides us with insights regarding the legal implications of our plans and strategies. Finally, Mr. Creekmore lives and works in Amory, Mississippi, and helps shape our policies with respect to our smaller markets.

Name	Age	Class	Background, Qualifications and Skills

Jill V. Deer Director since 2010	48	2

Background: Since 2001, Ms. Deer has served as a principal of Bayer Properties, L.L.C., a full service real estate company based in Birmingham, Alabama that develops and manages commercial real estate. Ms. Deer joined Bayer Properties in 1999 to serve as an executive officer and general counsel of the company. Prior to that time, she was a partner in a large regional law firm in Birmingham practicing in the area of commercial real estate finance.

Experience/Qualifications/Skills: The Birmingham metropolitan area is the largest metropolitan area in Alabama and one of our key growth markets. Ms. Deer’s knowledge and experience in this market will help us develop strategies to further expand our presence in Birmingham. Furthermore, Ms. Deer’s professional experience will give the Board an additional resource in understanding the risks and trends associated with commercial and residential real estate.

Neal A. Holland, Jr. Director since 2005	54	2

Background: Mr. Holland has been president of Holland Company, Inc., a diversified sand, stone and trucking company in Decatur, Alabama, since 1980. He is also the chairman and CEO of Alliance Sand and Aggregates, LLC and owner and president of Cedar Ridge Golf Course, Inc. Mr. Holland was appointed as a director of the Company upon the completion of our acquisition of Heritage Financial Holding Corporation, or Heritage, in 2005.

Experience/Qualifications/Skills: When we acquired Heritage in 2005, we moved into our Alabama markets for the first time. At that time, and continuing today, Mr. Holland has given us valuable advice in shaping our policies and strategies in these markets. Mr. Holland’s service on the board and executive committee of Heritage has given him added experience and insight to the risks associated with serving on the board of a publicly-traded financial institution. As the owner of multiple businesses, he also is able to add a borrower’s perspective to the board’s discussions.

E. Robinson McGraw Director since 2000	64	2

Background: Mr. McGraw has served as our and the Bank’s President and Chief Executive Officer since 2000. Since June, 2005, Mr. McGraw has also served as Chairman of our and the Bank’s board of directors. Mr. McGraw served as Executive Vice President and General Counsel of the Bank prior to becoming our Chief Executive Officer.

Experience/Qualifications/Skills: It is unlikely that there is any individual that has a more intimate knowledge of our history, our current operations and our future plans than Mr. McGraw. His insight is an essential part of formulating our plans and strategies. Mr. McGraw’s legal background and years of experience with the Company provides the board an additional resource on legal implications and the regulatory requirements specifically attributable to the banking industry and financial institutions.

Theodore S. Moll Director since 2002	68	2

Background: Mr. Moll has been with MTD Products, a company primarily engaged in the production of outdoor power equipment, since 1965. Mr. Moll presently serves as chairman of its board of directors.

Experience/Qualifications/Skills: In his professional experience, Mr. Moll has garnered a deep understanding of the financial and accounting aspects of large organizations, and he provides us with an understanding of the impact of financial and accounting issues on our proposed strategies. He also helps guide the board regarding the oversight of large, multifaceted entities like Renasant. Mr. Moll also serves as our audit committee financial expert.

Name	Age	Class	Background, Qualifications and Skills

William M. Beasley Director since 1989	59	3

Background: Mr. Beasley has engaged in the practice of law as a partner of the law firm of Phelps Dunbar LLP since 1999 and has practiced law since 1975.

Experience/Qualifications/Skills: Like Mr. Creekmore, Mr. Beasley brings a legal perspective to our operations. His analysis of the legal implications of our strategies is important to our mitigation of legal risk. In addition, Mr. Beasley invests and holds real estate in our Mississippi markets. His experience with these real estate investments provides the board with insight on the trends and risks associated with residential and commercial real estate within all of our markets.

Marshall H. Dickerson Director since 1996	61	3

Background: Mr. Dickerson has been the owner and manager of Dickerson Furniture Company, a company primarily engaged in retail home furnishings sales, since 1978.

Experience/Qualifications/Skills: Mr. Dickerson has owned and operated his own business for over 33 years. As a small business owner, he understands the capital needs and other challenges that many of our small business customers face on a daily basis; he also understands the services that a small business owner requires from its banking relationship. We believe that Mr. Dickerson’s insights on these topics help us tailor our products, as well as our customer service operations, to meet the needs of this important segment of our business.

R. Rick Hart Director since 2007	62	3

Background: Mr. Hart has served as an Executive Vice President of the Company and President of the Tennessee Division and Middle Tennessee Division of the Bank since July, 2007. Prior to our acquisition of Capital, Mr. Hart served as chairman, president, chief executive officer and organizer of Capital Bank & Trust Company, in Nashville, Tennessee since 1994. Mr. Hart was appointed as a director of the Company upon the completion of our acquisition of Capital in July, 2007.

Experience/Qualifications/Skills: With Mr. Dale and Mr. Shmerling, Mr. Hart has provided valuable assistance in integrating Capital’s operations with our own. Mr. Hart brings the experience of a Nashville banker to the board, helping to formulate our plans for the Nashville market. Along with Mr. McGraw, Mr. Hart serves as a liaison between the board and our employees, keeping the board abreast of employee concerns and morale.

Richard L. Heyer, Jr. Director since 2002	54	3

Background: Dr. Heyer has served as a physician and partner of Tupelo Anesthesia Group, P.A. since 1989. In addition, Dr. Heyer has served as President of TAG Billing, LLC, a billing service provider in the medical industry.

Experience/Qualifications/Skills: As the sole physician on our board, Dr. Heyer brings a different perspective to the challenges that our board faces. Dr. Heyer’s background and experience is important in the formulation of board policy. Dr. Heyer is also a business owner and adds this perspective to board discussions.

J. Niles McNeel Director since 1999	64	3

Background: Mr. McNeel has engaged in the practice of law as a partner of the law firm of McNeel and Ballard since 1983.

Experience/Qualifications/Skills: Mr. McNeel’s practice is based in Louisville, Mississippi, giving him insight into the issues facing our customers in our smaller markets. As an attorney, Mr. McNeel also brings a legal perspective to the board’s deliberations and analysis.

Name	Age	Class	Background, Qualifications and Skills

Michael D. Shmerling Director since 2007	55	3

Background: Mr. Shmerling has served as chairman and chief executive officer of Choice Food Group, a manufacturer and distributor of food products, since July, 2007. Mr. Shmerling served as a senior advisor to Kroll, Inc., a risk consulting company, from August, 2005 to June, 2007 and an executive vice president of Kroll, Inc. from August, 2000 to June, 2005. Mr. Shmerling was appointed as a director of the Company upon the completion of our acquisition of Capital in July, 2007. Mr. Shmerling is also a director for Healthstream, Inc., a publicly-traded company.

Experience/Qualifications/Skills: Mr. Shmerling’s business and philanthropic endeavors in the Nashville market provide us with opportunities to create new business relationships and grow market share in this key market. In addition, his professional history as a licensed CPA for 34 years in public and private practice provides the board with a broad range of financial knowledge and business acumen. Mr. Shmerling is experienced in assessing and mitigating risk and formulating policies designed to minimize risk exposure. In addition, his experience as an officer and director of publicly-traded companies gives the board another resource for issues specific to publicly-traded companies in the areas of financial reporting and corporate governance.

Are the directors independent?

Our board has determined that each of William M. Beasley, George H. Booth, II, Frank B. Brooks, John M. Creekmore, Albert J. Dale, III, Jill V. Deer, Marshall H. Dickerson, John T. Foy, T. Michael Glenn, Richard L. Heyer, Jr., Neal A. Holland, Jr., Jack C. Johnson, J. Niles McNeel, Theodore S. Moll and Michael D. Shmerling is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Finally, J. Larry Young, who will retire from the board effective as of the 2011 Annual Meeting of Shareholders, is an “independent director,” and H. Joe Trulove, who retired from the board as of the 2010 annual meeting, was an “independent director.”

The board considered the relationships between our directors and Renasant or the Bank when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. In addition to the relationships listed below under the questions “Are directors and officers indebted to the Bank?” and “Are there any other related party transactions?” the board considered the following relationships:

•

We and the Bank employ Phelps Dunbar LLP, a law firm of which William M. Beasley is a partner, to provide advice in various legal areas, including employee benefits and general corporate and securities law.

•

The Bank employed the Creekmore Law Office, owned by John M. Creekmore, as local counsel for its community bank at Amory, Mississippi. This relationship was discontinued in January, 2011 in anticipation of Mr. Creekmore’s becoming our lead director upon Mr. Young’s retirement at the 2011 annual meeting (the duties of the “lead director” are described below).

•	The Bank employs McNeel and Ballard, a law firm of which J. Niles McNeel is a partner, as local counsel for its community bank at Louisville, Mississippi.

The board determined that none of these relationships affects the status of the relevant director as an “independent director.” Furthermore, we are not aware of any family relationships between any director, executive officer or person nominated to become a director or executive officer.

What is the board’s leadership structure, and why have we selected this structure?

E. Robinson McGraw, our chief executive officer, serves as chairman of the board of the Company and the Bank. J. Larry Young, who is retiring effective as of the annual meeting, currently serves as “lead director,” and we expect that immediately following the annual meeting the board of directors will appoint John M. Creekmore as the board’s lead director. The members of the board who meet the definition of “independent director” under the Nasdaq Marketplace Rules select our lead director, except that no lead director is required to be selected if the chairman of the board qualifies as an “independent director.” The lead director’s responsibilities are explained below.

We have chosen a board leadership structure with Mr. McGraw serving as our chairman because we believe this structure results in a single voice speaking for the Company and presents a unified and clear chain of command. Also, the chairman of the board is expected to manage the board in performing its duties and lead board discussion. As our and the Bank’s President and Chief Executive Officer, Mr. McGraw is ideally positioned to provide insight on the current status of our overall operations, our future plans and prospects and the risks that we and the Bank face. Thus, the individual with the most knowledge about us and the Bank and our respective operations is responsible for leading the board’s discussions. The board retains the authority to separate the positions of chairman and chief executive officer if it finds that the board’s responsibilities can be better fulfilled with a different structure.

We also have a lead director. The lead director serves as an independent counterbalance to the chairman, ensuring that all of our directors’ concerns are addressed and otherwise facilitating robust discussions among the entire board (which, as noted above, is comprised almost entirely of “independent directors”). In terms of board leadership, we view the lead director as essentially a co-equal with the chairman of the board. Mr. Young has served on the board for 28 years, while Mr. Creekmore has been a director since 1997. In both cases, their service on the board predates Mr. McGraw’s, which we believe adds to the lead director’s independent voice on the board Also, at each meeting, if he deems it necessary, the lead director may call the board into executive session (that is, a meeting of only those directors who are “independent directors” under the Nasdaq Marketplace Rules) to discuss matters outside the presence of the chairman and other non-independent directors.

Article III, Section 8, of our Bylaws, as amended (our “Bylaws”), sets forth a complete description of the lead director’s responsibilities, but, in general, the lead director is responsible for:

•	With Mr. McGraw, scheduling and setting the agenda for board meetings;
•	Scheduling, setting the agenda for, and chairing all executive sessions of the “independent directors” of the board;
•	Determining the appropriate materials to be sent to directors for all meetings;
•	Acting as a liaison between the board and Mr. McGraw and our other executive officers;
•	Assisting the compensation committee in evaluating Mr. McGraw’s performance;
•	Assisting the nominating and governance committee in its annual assessment of the board’s committee structure and each committee’s performance; and
•	Overseeing the board’s communications with our shareholders.

In addition to these specific duties, we expect the lead director to familiarize himself with the Company and the Bank and the banking industry in general. He also is expected to keep abreast of developments in the principles of good corporate governance. The lead director is also a member of the executive committee of the board.

What is the board’s role in risk oversight?

Although the full board of directors is ultimately responsible for the oversight of our risk management processes, the board is assisted in this task by a number of its committees and committees of the Bank’s board of directors. These committees are primarily responsible for considering and overseeing the risks within their particular area of concern. For example, our audit committee focuses on financial reporting and operational risk. As provided in its charter, the audit committee meets regularly with management, our independent registered public accountants and our internal auditors, to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been taken to monitor and control risks related to such matters. Our Bank’s loan committee is primarily responsible for credit and other risks arising in connection with our lending activities. The Bank’s investment committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. Finally, our compensation committee, whose duties are described in more detail below, evaluates the risks that our executive compensation programs may generate.

Each committee meets regularly with management to ensure that management has properly identified all of the risks within such committee’s area of responsibility and is adequately monitoring, and where necessary taking appropriate action to mitigate, the applicable risks. At each board meeting, the committee chairman provides a report to the full board of directors on issues related to such committee’s risk oversight duties. To the extent that any risks reported to the full board need to be discussed outside the presence of management, the board will call itself into executive session to discuss these issues.

How are directors compensated?

The compensation committee recommends the compensation for our non-employee directors; our board of directors adopts or modifies the recommendation. During 2010 each non-employee director was paid a cash retainer of $22,500, which was paid in equal monthly installments. The lead director was paid an additional $6,500 in addition to the annual retainer. The chairman of the audit committee was paid $1,000, while the other members of the audit committee were paid $500, for each audit committee meeting attended in 2010. Except for audit committee meetings, non-employee directors were paid $350 for each committee meeting attended. We also pay our directors fees for service on our state bank boards. During 2010, each of our non-employee directors who served on one of our state bank boards was paid a cash retainer of $3,000, which was paid in equal monthly installments. Each non-employee director was paid a $200 fee for attendance at state bank board committee meetings. We expect to pay our non-employee directors similar fees in 2011. Directors who are also our employees receive no additional compensation for their service as directors, but they are reimbursed for any direct expenses incurred to attend our meetings.

During 2010, the Bank maintained two types of deferred compensation plans in which our non-employee directors were eligible to participate. Under one plan, the Deferred Stock Unit Plan (or the “DSU Plan”), deferred retainer and fees are deemed invested in units representing shares of our common stock and are credited with dividend equivalent units as and when we pay dividends. Under the other plan, the Directors’ Deferred Fee Plan (or the “Deferred Fee Plan”), deferred retainer and fees are notionally invested in accordance with the instructions of each participating director. Investment alternatives offered under the Deferred Fee Plan include a notional investment based upon the Moody’s Average Corporate Bond Rate, or the Moody’s Rate, which was a weighted average interest rate of 5.56% in 2010, as well as notional investments in a limited number of publicly-traded mutual funds, all of which funds are also investment alternatives under our 401(k) plan. For deferrals made before 1989, a participating director may also direct the notional investment of such amounts in interest credited at 130% of the Moody’s Rate, which was a weighted average interest rate of 7.23% in 2010. For both the DSU Plan and the Deferred Fee Plan, deferral elections are made annually, before the beginning of each year, and all of the director’s compensation is available for deferral. Amounts held under either plan are payable when a director ceases to serve as a member of the board or attains a specified age. Under the DSU Plan, deferred amounts are paid in shares of our common stock; under the Deferred Fee Plan, deferred amounts are paid in cash.

Our directors may elect coverage under the Bank’s group medical and dental plans for themselves and their eligible dependents. Directors pay for coverage at the premium rates charged, from time to time, to active employees of the Company and the Bank. The Bank also provides term life and accidental death and dismemberment insurance to our directors, each with a face amount equal to $10,000.

The following table summarizes the compensation paid to our non-employee directors during the 2010 fiscal year:

Director Compensation for 2010

Name	Fees Earned or Paid in Cash(1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2)	All Other Compensation(3)	Total
William M. Beasley	$28,100	$1,228	$8,315	$37,643
George H. Booth, II	30,900	1,755	5,291	37,946
Frank B. Brooks	40,150	2,055	6,502	48,707
John M. Creekmore	30,900	1,527	3,593	36,020
Albert J. Dale, III	36,350	4,148	5,291	45,789
Jill V. Deer	23,175	672	141	23,988
Marshall H. Dickerson	37,100	1,468	11,939	50,507
John T. Foy	39,550	—	6,502	46,052
T. Michael Glenn	29,700	47	25	29,772
Richard L. Heyer, Jr.	26,000	1,003	25	27,028
Neal A. Holland, Jr.	41,175	—	25	41,200
Jack C. Johnson	35,650	212	6,502	42,364
J. Niles McNeel	27,400	—	6,502	33,902
Theodore S. Moll	33,950	2,677	25	36,652
Michael D. Shmerling	35,575	—	11,394	46,969
H. Joe Trulove	12,400	—	1,945	14,345
J. Larry Young	41,000	6,137	6,502	53,639

(1)	Includes amounts voluntarily deferred to either the DSU Plan or the Deferred Fee Plan.
(2)

Includes above-market earnings on retainer and fees deferred under the Deferred Fee Plan. Interest earned on deferred amounts is considered above-market only if the interest rate exceeded 120% of the applicable federal long-term rate with compounding as prescribed by the Internal Revenue Service.

(3)

Includes (a) the portion of medical and dental plan premiums paid by us for directors electing such coverage, (b) term life and accidental death and dismemberment premiums in the amount of $25 for each director and (c) as to Ms. Deer a $122 payment under an incentive plan for business referrals available to all employees and directors.

How many meetings did the board hold during 2010?

Our board held seven meetings during 2010. All directors attended at least 75% of the total number of board meetings and the meetings of the committees on which they served. The Bank’s board met seven times during 2010. The members of the board who are “independent directors” under Nasdaq Rule 5605(a)(2) met in executive session six times during 2010.

We do not have a policy requiring director attendance at our annual meeting. All of our current directors attended the 2010 annual meeting. We expect our entire board to attend this year’s annual meeting.

What committees has the board established?

In addition to the loan committee and other committees of the board, the board of directors has established an audit committee, a compensation committee and a nominating and governance committee. The composition and responsibilities of the audit committee and the nominating and governance committee are described below. The composition and responsibilities of the compensation committee are described in the “Executive Compensation—Compensation Discussion and Analysis” section below under the question “Who is responsible for determining executive compensation?”

As noted above, Mr. Young will retire from the board at the 2011 annual meeting. At that time, he will also retire from the respective committees on which he serves.

Who serves on the audit committee, and what are its responsibilities?

Frank B. Brooks, Marshall H. Dickerson, John T. Foy, Theodore S. Moll, Michael D. Shmerling, and J. Larry Young are the members of the audit committee. The board has determined that each member of the audit committee is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules and that each meets the criteria for independence in Rule 10A-3 of the Exchange Act. The board has determined that Theodore S. Moll qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and satisfies the “financial sophistication” requirements under Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules. During 2010, the audit committee held 17 meetings.

The audit committee has adopted a written charter, a copy of which is available at www.renasant.com, by clicking on “Corporate Overview,” and then “Governance Documents,” and then “Audit Committee Charter.”

The audit committee reviews our financial reporting process on behalf of the board of directors. The audit committee’s duties and responsibilities include the following:

•	Appointing, compensating and overseeing our independent registered public accountants;
•	Monitoring the integrity of our financial reporting process and system of internal controls;
•	Monitoring the independence and performance of our independent registered public accountants and internal auditing department;
•	Pre-approving all auditing and permitted non-audit services provided by our independent registered public accountants;
•	Providing an avenue of communication among our independent registered public accountants, management, the internal auditing department and the board of directors; and
•

Establishing procedures for (1) the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Who serves on the nominating and governance committee, and what are its responsibilities?

The nominating and governance committee interviews, evaluates, nominates and recommends individuals for membership on our board of directors and the board’s committees. The members of the nominating and governance committee are John M. Creekmore, Marshall H. Dickerson, T. Michael Glenn, Neal A. Holland, Jr., Jack C. Johnson, Theodore S. Moll, Michael D. Shmerling and J. Larry Young. Each of the current members of the nominating and governance committee is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. During 2010, the nominating and governance committee held two meetings.

The nominating and governance committee has adopted a written charter, a copy of which is available at www.renasant.com, by clicking on “Corporate Overview,” and then “Governance Documents,” and then “Nominating and Governance Committee Charter.”

The nominating and governance committee evaluates potential new directors based upon the needs of the board and the Company. The committee’s objective is to craft a board composed of individuals with a broad mix of backgrounds and experiences and possessing, as a whole, all of the skills and expertise necessary to guide a publicly-

traded company like us in the prevailing business environment. The committee uses the same criteria to assess all candidates for director, whether proposed by the committee itself, by a shareholder or otherwise. In addition to the eligibility requirements in our Bylaws, the criteria include, without limitation, whether the candidate possesses the following qualifications and qualities:

•	Independence for purposes of Rule 5605(a)(2) of the Nasdaq Marketplace Rules and SEC rules and regulations;
•	Experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;
•	Familiarity with and participation in the local communities in which we do business;
•	Prominence and reputation in his or her profession;
•	Record of honest and ethical conduct, personal integrity and independent judgment;
•	Ability to represent the interests of our shareholders; and
•	Ability to devote time to the board of directors and to enhance their knowledge of our industry.

Neither the board nor the nominating and governance committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the board. However, the nominating and governance committee believes that board membership should reflect diversity in its broadest sense, and so it does consider a candidate’s experience, education, geographic location and difference of viewpoint when evaluating his or her qualifications for election to the board. Whenever the nominating and governance committee evaluates a potential candidate, the committee considers that individual in the context of the composition of the board as a whole.

Usually, nominees for election to the board are proposed by the current members of the board. The nominating and governance committee also considers candidates that shareholders and others recommend. Shareholder recommendations should be addressed to: Secretary, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827. Your recommendations must be submitted to us no earlier than December 21, 2011, and no later than January 20, 2012, for consideration as a possible nominee for election to the board at our 2012 annual meeting.

The specific requirements of our advance notice and eligibility provisions, which apply to shareholder recommendations of candidates for director, are set forth in Article III, Section 9, of our Bylaws, a copy of which is available upon request. Among other things, however, a shareholders’ notice must include the following information as to each nominee:

•	The reason for making the nomination;
•

All arrangements or understandings between or among the recommending shareholder(s) and the nominee, as well as any information that would have to be disclosed under Item 404 of Regulation S-K if the recommending shareholder (and any beneficial owner on whose behalf the recommendation has been made) was the registrant;

•

All information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.

The shareholders’ notice must also set forth the name and address of the nominating shareholder and information relating to, among other things (1) all direct and indirect ownership interests (including hedges, short positions and derivatives) and economic interest in our stock (such as rights to dividends) and all proxies and other arrangements to vote our stock held by the nominating shareholder, and (2) all other information that the shareholder would be required to disclose under Section 14 of the Exchange Act in connection with the solicitation of proxies by such shareholder. If a shareholder intends to recommend a nominee for election as director on behalf of the beneficial owner of the shares that the recommending shareholder is the record owner of, the recommending shareholder must also provide the information described above with respect to the beneficial owner.

How does the board respond to shareholder questions?

The board has not adopted a formal procedure that you must follow to send communications to it, but it does have informal procedures, described below, which it believes adequately facilitate shareholder communications with the board.

Shareholders can send communications to the board by contacting our Director of Investor Relations in one of the following ways:

•	By writing to Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827; Attention: Director of Investor Relations;
•	By e-mail to MWaycaster@renasant.com; or
•	By phone at (662) 680-1215.

If you request information or ask questions that can more efficiently be addressed by management, our Director of Investor Relations will respond to your questions instead of the board. The Director of Investor Relations will forward to the audit committee any communication concerning employee fraud or accounting matters and will forward to the full board any communication relating to corporate governance or those requiring action by the board of directors.

Are directors and officers indebted to the Bank?

Certain of our directors and officers, businesses with which they are associated, and members of their immediate families are customers of the Bank and have entered into loan transactions with the Bank. In the opinion of the board of directors, these transactions were made in the ordinary course of the Bank’s business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features.

Are there any other related party transactions?

The Bank employs the son of R. Rick Hart, who is an executive vice president, a member of our board of directors and the president of the Tennessee Division of the Bank, as a vice president. Mr. Hart’s son was an employee of Capital prior to the merger and continues to work in the same capacity at our branch located in Nashville, Tennessee. His salary is consistent with the salary paid to similarly-situated employees of the Bank.

What are our policies and procedures for the review, approval and ratification of related party transactions?

We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Under our code of ethics, our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to us in an objective and fair manner. A copy of our Code of Ethics is available at www.renasant.com by clicking on “Corporate Overview,” and then “Governance Documents,” and then “Code of Ethics.”

The entire board of directors is responsible for reviewing and approving or ratifying all material transactions between us and our subsidiaries with any related party. To identify related party transactions, each year we require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their immediate family members have an interest. When the board reviews, approves or ratifies related party transactions, the director associated with the matter must abstain from voting and, typically, is not present while discussions and deliberations are held. Related parties include any of our directors or executive officers, their immediate family members and businesses with which they are associated. The types of transactions that must be reviewed and approved include extensions of credit and other business relationships.

We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify the chairman of the audit committee. Other than our Code of Ethics, our related party transaction policy is not in writing.

Are there any legal proceedings involving a director or executive officer and Renasant or the Bank?

We are not aware of any current legal proceedings involving any of our directors or executive officers and either the Bank or us.

EXECUTIVE OFFICERS

Who are our executive officers?

The names, ages, positions and business experience of our principal executive officers, except for Mr. McGraw and Mr. Hart, are listed below. Because they are also members of our board, information about Mr. McGraw and Mr. Hart appeared previously under the heading “Board of Directors.” All of our executive officers are appointed annually by the board of directors and serve at the discretion of the board except for Mr. McGraw and Mr. Hart, each of whom is party to an employment agreement.

Name	Age	Position

Kevin D. Chapman	35

Our Executive Vice President since January, 2011 and Corporate Controller since May, 2006. Mr. Chapman has served as Senior Executive Vice President and Chief Strategy Officer of the Bank since January 2011. He was a Senior Vice President of the Bank from January, 2005 until July 2006, at which time he became an Executive Vice President and the Bank’s Chief Accounting Officer.

J. Scott Cochran	47

Our Executive Vice President and President of the Mississippi Division of the Bank since April 2007; he served as Administrative Officer of the Bank’s Corporate Banking Division from March, 2005 to April, 2007. Prior to March, 2005, he served as Senior Commercial Lending Officer.

Stephen M. Corban	55

Our Executive Vice President and General Counsel since July, 2003; he has also served as Senior Executive Vice President and General Counsel of the Bank since July, 2003. Mr. Corban was a partner in the law firm Mitchell, Voge, Corban, and Hendrix LLP, from 1998 until June, 2003.

James W. Gray	54

Our Executive Vice President since February, 2003; he has also served as Senior Executive Vice President of the Bank since April, 1996. Mr. Gray has served as Chief Information Officer of the Bank since March, 2006. He was Strategic Planning Director from January, 2001 until March 2006. Prior to January, 2001 he served as Chief Operations Officer.

Stuart R. Johnson	57

Our Executive Vice President since February, 2003 and Chief Financial Officer since April, 1996. Mr. Johnson has served as Senior Executive Vice President, Chief Financial Officer, and Cashier of the Bank since April, 1996.

Harold H. Livingston	62

Our Executive Vice President since April, 2005, and Senior Executive Vice President and Chief Credit Officer of the Bank since January, 2002. Mr. Livingston served as Senior Vice President of the Bank from 1983 until January, 2002.

Michael D. Ross	46

Our Executive Vice President and President of the Alabama Division of the Bank since September, 2007. Prior to joining us, Mr. Ross was executive vice president for Commercial Banking and Sales for Regions Bank in Birmingham, Alabama. Prior to his service at Regions, Mr. Ross was with SouthTrust Corporation of Birmingham, Alabama in various leadership positions for over 15 years.

Claude H. Springfield, III	63

Our Executive Vice President since April, 2005, and Senior Executive Vice President and Chief Credit Policy Officer of the Bank since October, 2000. Mr. Springfield served as Executive Vice President of the Bank from 1993 until September, 2000.

C. Mitchell Waycaster	52

Our Executive Vice President since April, 2005, and the Senior Executive Vice President and Chief Administrative Officer of the Bank since April, 2007. Mr. Waycaster served as President of the Mississippi Division of Renasant Bank from January, 2005 to April, 2007; previously Mr. Waycaster served as Executive Vice President and Director of Retail Banking of the Bank from 2000 until December, 2004.

W. Mark Williams	48

Our Executive Vice President and President of the Georgia Division of the Bank since July, 2010; he served as Director of Credit Administration from March, 2008 to July, 2010. From March, 2002 until March, 2008, Mr. Williams served as the Bank’s Community Bank Performance Lending Support Office.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section, or CD&A, describes the Company’s compensation program for our named executive officers, or NEOs. Our NEOs for 2010 are Mr. McGraw, Mr. Johnson, Mr. Hart, Mr. Waycaster and Mr. Ross. The total amount of all compensation we paid to our executives during 2010 determines who is treated as an NEO for that year.

As more fully described below, our compensation committee is charged with establishing, reviewing and administering our executive compensation program, including making recommendations to the board about the compensation of our named executive officers. Except as may be limited by applicable law, stock exchange rules and its charter, the compensation committee may delegate its authority to the extent it deems necessary or appropriate. Responsibility for the ministerial or day to day administration of our executive compensation program has been delegated to officers of the Bank.

Who is responsible for determining executive compensation?

The compensation committee recommends to our board the amount and type of compensation for our NEOs and our directors, but the members of our board who are “independent directors,” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules, finally determine the amount and type of compensation that is payable to our NEOs. The compensation committee consists of Frank B. Brooks, John M. Creekmore, T. Michael Glenn, Neal A. Holland, Jr., J. Niles McNeel, J. Larry Young and Albert J. Dale, III, who is the chairman. Each member of the compensation committee is an “independent director.” Each member is also a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee meets with the frequency necessary to perform its duties and responsibilities. The committee met a total of eight times during 2010.

The compensation committee has adopted a written committee charter that details its authority, powers and responsibilities, a copy of which is available at www.renasant.com, by clicking on “Corporate Overview,” and then “Governance Documents,” and then “Compensation Committee Charter.” The committee periodically reviews the charter and makes appropriate revisions.

The compensation committee usually determines its recommendations for our NEOs’ compensation for the year at its January meeting or in December of the previous year. At this meeting, the committee evaluates the performance of our NEOs during the past year and then recommends base salaries and individual grants of stock options and awards of restricted stock for the upcoming year, including any performance objectives that must be satisfied as a condition of any grant or award. Recommendations for grants and awards for our 2010 fiscal year were made at the committee’s January, 2010 meeting; similar recommendations for our 2011 fiscal year were made at the committee’s January, 2011 meeting. In each case, the committee’s recommendations were adopted by the independent directors of the board at its January, 2010 and its January, 2011 meeting, respectively. In addition, at this meeting, the committee determines the amount of our NEOs’ annual cash bonuses for the year about to conclude and, to the extent any equity compensation for that year was contingent on the attainment of performance goals, determines whether and to what extent the goals have been satisfied.

Role of Our Officers. Our executive officers compile and provide information, make recommendations, and assist in the management and administration of our executive compensation plans. Their responsibilities may include, but are not limited to, the following:

•	Recommending pay levels and option grants and restricted stock awards for key executive officers, other than our chief executive officer;
•	Recommending changes to ensure that our compensation programs remain competitive and aligned with our objectives; and
•

Providing information and data to the committee, including but not limited to (1) information concerning Company and individual performance, (2) information concerning the attainment of our strategic objectives, (3) the common stock ownership of each executive and his option holdings, (4) information about equity compensation plan dilution, (5) quantification of all forms of compensation payable to our executives, and (6) peer group compensation and performance data.

Our executive officers may attend meetings at the request of the committee, except that Mr. McGraw is not present during the deliberations of his compensation. A portion of each of the eight meetings held during 2010 was an executive session during which none of our executive officers was present.

Using Compensation Consultants. The compensation committee has the authority to engage compensation consultants to assist it in determining the amount and/or form of executive and director compensation. In the fourth quarter of 2010, the compensation committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”) to provide advice to the committee regarding the amount and form of compensation to pay to our NEOs and directors in 2011. In addition to this assignment, the compensation committee engaged Pearl Meyer to review our 2001 LTIP and recommend changes to the plan. We have incorporated Pearl Meyer’s recommendations into the 2011 Long-Term Incentive Compensation Plan that will be submitted for shareholder approval at the 2011 annual meeting. Other than the foregoing, Pearl Meyer did not provide any services to the compensation committee, the entire board of directors or management in 2010.

What are the objectives of our compensation program?

The fundamental purpose of our executive compensation program is to assist us in achieving our financial and operating performance objectives. Specifically, our compensation program has three basic objectives:

•	To attract, retain and motivate our executive officers, including the named executive officers;
•	To reward executives upon the achievement of measurable corporate, business unit and individual performance goals; and
•	To align each executive’s interests with the creation of long-term shareholder value, without encouraging excessive risk taking.

What are the specific elements of the compensation program, and what are they intended to address and reward?

Our compensation program consists of five elements:

•

Base salary: This element is intended to directly reflect an executive’s job responsibilities and his value to the Company; we also use this element to attract and retain our executives and, to some extent, reward each executive for his individual efforts in furthering our strategic goals.

•

Annual short-term cash incentives: The annual cash bonus is one of the performance-based elements of our compensation; it is intended to motivate our executives and to provide a current or immediate reward for short-term (annual) measurable performance.

•

Equity-based incentives: Grants of stock options and awards of restricted stock are the most important methods we use to align the interests of our named executive officers with the interests of our shareholders; they are also another element of performance-based compensation, which rewards measurable performance both on a long-term basis (stock options) and on a short-term basis (restricted stock).

•

Perquisites, welfare benefits and retirement plans: These benefits and plans are intended to attract and retain qualified executives by ensuring that our compensation program is competitive and provides an adequate opportunity for retirement savings; to a limited degree these programs tend to reward long-term service and loyalty to the Company.

•

Change in control arrangements: These arrangements provide a form of severance that is payable in connection with a change in control of the Company. They are primarily intended to align the interests of our executives with our shareholders by providing a secure financial transition in the event of termination in connection with or following a change in control.

Do we “benchmark” total compensation or any element of compensation?

No. We do not believe it is appropriate to determine total compensation, or any element of compensation, based primarily on benchmarking, which is the practice of setting compensation based upon the amount of (or a percentage of) the compensation for similarly-situated executives at other companies similar in size, industry and other characteristics. We do, however, review information about compensation practices at similar companies to ensure that our compensation remains at competitive and responsible levels. In 2010, the peer group we used for these limited purposes included 18 publicly-traded financial institutions located primarily throughout the southeastern United States, which are listed below. The following table provides information about the demographics of this peer group:

Demographic	Range	Median
Total assets	$2.3 billion – $7.7 billion	$2.5 billion
Market value of stock	$.3 billion – $1.4 billion	.5 billion
Net income	$19 million – $102 million	33 million

Peer group companies: AMCORE Financial, Inc.; BancFirst Corporation (OK); Bank of the Ozarks, Inc.; Capital City Bank Group Inc.; First Bancorp (NC); First Merchants Corp.; Hancock Holding Co.; IberiaBank Corp.; Old Second Bancorp Inc.; Privatebancorp Inc.; Prosperity Bancshares Inc.; Republic Bancorp Inc. (KY); Sandy Spring Bancorp Inc.; SCBT Financial Corp.; Seacoast Banking Corp. of Florida; Simmons First National Corporation; Sterling Bancshares Inc.; Texas Capital BancShares Inc.; and United Bankshares Inc. (WI).

How are the relative amounts of each element of compensation determined?

An NEO’s total compensation is based on the compensation committee’s and the board’s judgment regarding the NEO’s value to the Company, his past performance and his ability to help us achieve our financial and operating performance objections. With respect to each element of an NEO’s total compensation, the compensation committee does not use a specific formula to determine the amounts of each element. Instead, the committee evaluates the total compensation proposed to be paid to each executive and makes individual compensation recommendations that provide for significant exposure to equity, an appropriate mix of short-term and long-term rewards and a substantial performance-based component. In determining the form of compensation to be paid (overall and with respect to performance-based compensation in particular), whether equity or cash, the committee considers with respect to each executive (1) amounts accumulated and payable in cash from our retirement plans, (2) amounts to be paid as severance under employment or similar agreements, and (3) current holdings of our common stock. As to the balance between short-term and long-term rewards, the committee does not use a fixed percentage. Instead, the committee evaluates the various short-term and long-term goals that have been set for the Company and the particular executive’s ability to impact such goals, within the overall context of the total compensation that the committee believes is appropriate for such executive. The committee also considers the level of risk-taking that the performance-based compensation might encourage. The committee has not adopted specific stock ownership or holding guidelines that would affect its recommendations.

For the 2010 fiscal year, an average of 12.11% of our NEOs’ aggregate total compensation was paid in the form of equity, as stock options and restricted stock.

What percentage of our named executive officers’ total compensation was subject to the attainment of performance goals?

Cash bonuses and restricted stock awards are subject to performance goals. The following table illustrates the percentages of each NEO’s total compensation that was subject to performance-based objectives for the 2010 fiscal year and is subject to performance-based objectives for the 2011 fiscal year. For both years, the percentages in the table are based on the target level of performance.

	Total Performance Pay as a Percentage of Total Compensation
Named Executive Officer	2010 Fiscal Year	2011 Fiscal Year
E. Robinson McGraw	33.55%	37.80%
Stuart R. Johnson	19.05%	24.47%
R. Rick Hart(1)	8.22%	17.75%
C. Mitchell Waycaster	21.37%	29.37%
Michael D. Ross	13.31%	26.33%

(1)	Mr. Hart’s performance pay as a percentage of his compensation, when determined without regard to his contractual retention payments, is similar to that of our other NEOs.

The committee concluded that these levels of performance-based compensation created meaningful incentives to motivate our NEOs to achieve our financial and operating objectives while maintaining a reasonable level of compensation even if the performance goals were not achieved. In addition, the committee concluded that performance-based compensation was set at a level that was unlikely to result in an NEO being motivated to take risks that might expose us to adverse consequences.

How is base salary determined and adjusted?

Considerations. Unless adjustments are fixed under an employment or similar agreement, the committee reviews and recommends the adjustment of base salary annually. Adjustments are based upon a review of a variety of factors, including the following:

•	Individual, Company, Bank and division performance, measured against quantitative and qualitative goals;
•	Duties and responsibilities; and
•	Compensation paid by our peer group.

2010 Fiscal Year Decisions. The 2010 base salary of our named executive officers is included in the Summary Compensation Table that follows this section. In light of the Company’s financial performance in 2009 and reflecting our efforts to control expenses, senior management recommended that base salaries not be increased in 2010. The committee accepted management’s recommendations; accordingly, base salaries for our NEOs did not increase from

2009 to 2010, except for Mr. Hart. His employment agreement requires that he receive annually a 5% increase in his base compensation.

2011 Fiscal Year Decisions. The committee has set the following base salaries for 2011, which represents an average increase of $27,291, or 8.82%, over the base salary paid in 2010 (if Mr. McGraw’s salary increase is excluded, base salaries for 2011 increased $11,613, or 4.09%). In determining the increase in base salary for Mr. McGraw, the Committee considered the Company’s performance in relation to prior year results and peer performance. Additionally, the Committee noted Mr. McGraw’s 2010 base salary was in the lowest quartile of the peer group analyzed. The Committee increased Mr. McGraw’s base salary for 2011 so that his base salary was closer to the mid-point of the peer group analyzed.

Named Executive Officer	2011 Base Salary	Percentage Increase Over 2010 Base Salary

E. Robinson McGraw	$500,000	21.95%
Stuart R. Johnson	252,500	1.00%
R. Rick Hart	392,700	5.07%
C. Mitchell Waycaster	271,000	5.04%
Michael D. Ross	267,000	4.71%

How is the annual cash bonus determined?

Considerations. Our annual bonus is made through our Performance Based Rewards Plan, or our “Bonus Plan,” under which annual cash bonuses may be paid to all of our executives. Each year, the annual bonus for our named executive officers is determined using the following process:

•

Before or at the beginning of each fiscal year, the compensation committee (1) determines the performance goals for the year, which may relate to our performance, Bank or division performance, the performance of each executive, or a combination thereof, (2) sets threshold, target and superior levels of performance, and (3) determines bonus amounts, expressed as a percentage of base compensation, payable upon the attainment of each performance level.

•

At the end of each fiscal year, the committee determines actual performance and the amount of the bonus payable to each executive. If actual performance falls between performance levels, the committee prorates the amount of the incentive to reflect partial performance. No incentive is paid if threshold levels are not attained. The board of directors reviews and approves (or modifies) the committee’s recommendations regarding bonus payments.

After the determination of the bonus amount, the compensation committee may, in its discretion, adjust the amount to ensure that it accurately reflects performance. As discussed below, the committee exercised its discretion to reduce bonus amounts for 2010.

2010 Fiscal Year Decisions. The performance goals below were adopted by the committee to reflect performance at threshold, target and superior levels for our 2010 fiscal year, which it believed were measures likely to result in enhanced shareholder value:

Company Performance Goal	Weight	Threshold Performance Level	Target Performance Level	Superior Performance Level

Growth in diluted earnings per share	60% of incentive	14.10% growth	20.28% growth	26.00% growth
Growth in net revenue per share	40% of incentive	1.19% growth	1.90% growth	2.56% growth

As a percentage of each executive’s base salary, the committee also determined that the amounts below would be paid for performance at the designated threshold, target, and superior levels. The committee believed that these amounts were appropriate in light of the corresponding level of Company growth required to achieve each goal.

Named Executive Officer	Threshold Performance Level	Target Performance Level	Superior Performance Level

E. Robinson McGraw	32.5% of base salary	65% of base salary	130% of base salary
Each of the other NEOs	15% of base salary	30% of base salary	60% of base salary

In 2010, our diluted earnings per share increased 36.68%, and our net revenue per share increased 18.08%, both well above the applicable superior performance goals. However, the committee concluded that the primary reason that our 2010 results exceeded the superior performance goals was due to our acquisition of substantially all of the operations of Crescent Bank & Trust in an FDIC-assisted transaction, which resulted in the Company booking a large one-time gain. The committee concluded that incentives should not be paid at the superior performance level based on the occurrence of an extraordinary event, although the committee recognized the significant amount of time and effort that our NEOs expended in undertaking the Crescent Bank & Trust transaction. Accordingly, the committee exercised is discretion to reduce the incentive payout to a level between the threshold and target performance goals.

2011 Fiscal Year Decisions. For the 2011 fiscal year, performance goals and their respective weights are again based upon growth in diluted earnings per share and growth in net revenue per share, although the growth percentages at the threshold, target and superior levels have been adjusted to reflect our expected 2011 performance. The percentage of each executive’s base salary payable in the form of a cash incentive is the same as for the 2010 fiscal year.

How is equity compensation determined and paid?

Considerations. Equity compensation has been granted and awarded under our 2001 Long-Term Incentive Plan, or the 2001 LTIP, in the form of stock options and restricted stock. The 2001 LTIP will expire in accordance with its terms in October, 2011. Since the committee believes that equity compensation should remain a significant facet of our compensation program, we are submitting the Renasant Corporation 2011 Long-Term Incentive Compensation Plan, or the 2011 LTIP, to our shareholders for their approval at this annual meeting. A discussion of the terms and conditions of the 2011 LTIP is set forth below under the heading “Proposal No. 2 – Approval of the Renasant Corporation 2011 Long-Term Incentive Compensation Plan.” We expect that the terms and conditions of stock option grants and restricted stock awards to be made under the 2011 LTIP, if it is approved by our shareholders, will be generally the same as the terms and conditions of stock option grants and restricted stock awards made under the 2001 LTIP, which are described below.

The committee uses equity compensation to create both short-term and long-term incentives that align the interests of our executives with the interests of our shareholders in a manner that does not encourage excessive risk-taking. The committee uses restricted stock to provide immediate alignment of executive and shareholder interests. We believe this alignment occurs because our executives become shareholders from the date of award and thus immediately benefit from increases in our stock price. The committee uses options to incent longer-term performance because options have value only to the extent our share price increases over time.

In determining the overall amount of equity compensation, as well as the relative amounts of stock options and restricted stock to be granted and awarded, the committee considers the following criteria as to each named executive officer:

•	The position, responsibility and prior performance of each executive;
•	The executive’s ability to affect corporate performance on a long-term and short-term basis;
•	The value of grants or awards in relation to other elements of total compensation; and
•	The number of shares of our common stock that he currently owns, whether directly or beneficially.

The committee’s practice is to recommend grants or awards for a fiscal year at the end of the immediately preceding fiscal year or in January of such fiscal year, irrespective of whether or not we are in possession of material non-public information at that time. Ordinarily, our board reviews the recommendations and makes the final grants and awards early in the fiscal year. The committee believes that the practice of making grants and awards about the same date each year precludes any inference that we are attempting to manipulate the timing of our stock option grants and restricted stock awards to take advantage of non-public information. We do not backdate options or grant options retroactively.

Options. The exercise price for stock options cannot be less than “fair market value,” which is defined in the 2001 LTIP as the closing sales price of our common stock on the date immediately preceding the grant date. Unless the board otherwise provides, options vest and become exercisable in equal installments over a three-year period, and lapse or expire ten years after the grant date. The vesting of options is accelerated and an executive’s options remain exercisable for not less than six months following a change in control of the Company.

Restricted Stock. Unless the board otherwise provides, restricted stock awards to our named executives are subject to a one-year service vesting requirement and the attainment of performance goals during the service period. Shares are awarded in increasing amounts for threshold, target and superior performance, using the same performance goals applicable to our annual cash bonus. Shares in the target amount are issued at the beginning of each fiscal year. The issued shares may not be sold, pledged or otherwise transferred until the end of the fiscal year. The target shares are subject to forfeiture if threshold performance goals or the service condition is not satisfied; the number of target shares may be increased or decreased at the end of the fiscal year for actual performance in relation to the target level. The target shares vest, free of restrictions, in the event of a change in control of the Company. Recipients of restricted stock awards are entitled to dividend and voting rights with respect to the target shares during the service vesting period.

2010 Fiscal Year Decisions. The Summary Compensation Table and the Grants of Plan Based Awards table, which follow this discussion, each provide specific information about the options granted and restricted stock awarded for the 2010 fiscal year and the number of shares of restricted stock issuable in the event of threshold, target or superior performance. With respect to the options granted, the committee concluded that the number and service-based vesting conditions, which were substantially consistent with prior practice, provided an appropriate incentive not directly contingent upon the Company’s short-term performance or current market conditions. The 2010 performance criteria applicable to the restricted stock awards were the same as the performance criteria applicable to our annual cash bonuses, which are summarized above. As discussed above with respect to the payment of cash bonuses, during our 2010 fiscal year, the superior level of performance was attained, but the compensation committee reduced the incentive payout to a level between the threshold and target performance goals. As a result, our NEOs’ restricted stock awards for our 2010 fiscal year were adjusted downward to reflect the performance level set by the committee.

2011 Fiscal Year Grants and Awards. On January 20, 2011, the committee recommended and our board granted to our named executive officers an aggregate of 67,500 stock options and awarded to them an aggregate of 20,500 shares of restricted stock at the target level. The 2011 performance criteria applicable to restricted stock awards are the same as the performance criteria applicable to our annual cash bonuses, which are summarized above. The exercise price of the options is the closing sales price of our common stock on the grant date. Also, Mr. McGraw was awarded an additional 7,500 shares of time-based restricted stock. These shares vest on December 31, 2011 and are not subject to the achievement of performance conditions.

How are perquisites and welfare and retirement plans integrated into our compensation program?

Perquisites. Perquisites comprise a small part of our total compensation package. The main perquisites we provide are the payment of country club dues and an automobile allowance or use of a company-owned automobile. Although these perquisites involve incidental personal value, we believe both are necessary to advance our business purposes. The compensation committee annually reviews the level of perquisites that our named executive officers receive to ensure that the amount of perquisites remains at a reasonable level.

Under Mr. Hart’s employment agreement, he was entitled to receive retention payments in the aggregate amount of $759,600. Payments were made in four annual installments. The third installment in the amount of $184,900 was paid to Mr. Hart on January 8, 2010, and the fourth and final installment in the amount of $174,900 was paid to Mr. Hart in January, 2011.

Welfare Benefits. We maintain a number of broad-based benefit plans that are available to all of our employees, including group medical, dental and life insurance plans, some of which are contributory. Our NEOs may participate in these plans.

Retirement Benefits. We offer our eligible employees, including our NEOs, participation in a tax-qualified defined contribution 401(k) plan, which allows savings for retirement on a tax deferred basis. We provide matching contributions, up to 4% of compensation deferred, and we contribute 5% of each eligible employee’s plan compensation and an additional 5% of plan compensation in excess of the Social Security wage base, subject to certain limits imposed under the plan and applicable law. Our contributions are subject to the completion of a six-year incremental vesting period. The plan provides for the distribution of account balances following termination of employment, generally in the form of a single sum. The Summary Compensation Table includes information about our contributions for the benefit of our NEOs in the 2010 fiscal year.

We also sponsor a noncontributory tax-qualified defined benefit or pension plan. Prospective benefit accruals under the plan ceased as of December 31, 1996. Mr. McGraw, Mr. Johnson and Mr. Waycaster have vested benefits accrued under the plan. Mr. Hart and Mr. Ross are not eligible to and did not participate in the plan. Vested plan benefits are paid monthly at either early or normal retirement. Mr. McGraw and Mr. Johnson have satisfied the age and service conditions for early retirement because they have attained age 55 and are credited with at least 15 years of service. The Pension Benefits table following this section illustrates the value of benefits accrued under the plan.

We maintain an ESOP, under which employer contributions are held and invested in our common stock. This plan was amended in April, 2002, to provide that no additional participants would be added and no further employer contributions would be made. Mr. McGraw, Mr. Johnson and Mr. Waycaster have vested account balances under the ESOP that will be distributed following termination of employment.

We also maintain two voluntary deferred compensation arrangements for our executives, the DSU Plan (in which our directors may also participate) and the Executive Deferred Income Plan (or the “Deferred Income Plan”). The Nonqualified Deferred Compensation Table that follows this section reflects deferrals under both of these plans made during our 2010 fiscal year. For each plan, deferral elections are made annually, before the beginning of each year.

As described earlier, under the DSU Plan, deferred amounts are invested in units representing shares of our common stock and credited with dividend equivalents as and when dividends are paid on our shares. All cash compensation is eligible for deferral, subject to the reservation of an amount necessary to satisfy applicable withholding obligations, any deferrals under our 401(k) plan and insurance premiums and similar payroll deductions. Account balances are distributed in the form of shares of our common stock following termination of employment.

Under the Deferred Income Plan, each executive annually elects to defer his base salary, subject to the requirement that base salary be currently paid in an amount sufficient for the payment of applicable insurance premiums, withholdings and similar payroll deductions. Deferred amounts are credited to a bookkeeping account and notionally invested in accordance with the instructions of each executive from among designated investment alternatives, including an interest rate investment that is credited at 100% of the Moody’s Rate, which was a weighted average rate of 5.56% for 2010. The Moody’s Rate investment was the only investment alternative selected by our NEOs for 2010 deferrals. Amounts deferred before 1989 can remain invested in a notional interest rate investment credited at 130% of the Moody’s Rate, which was a weighted average interest rate of 7.23% for 2010. Benefits equal to each participant’s account balance and are paid upon termination of employment. Distributions are made on the schedule selected by each participant at the time of deferral, but not more than 15 annual installments. Participants in the plan as of December 31, 2006, including Mr. McGraw, Mr. Johnson and Mr. Waycaster, may receive a preretirement death benefit greater than their account balances.

Finally, in connection with our acquisition of Capital, we assumed two arrangements that benefit only Mr. Hart, one of which was extinguished in 2009. Mr. Hart remains a participant in two supplemental executive retirement plans, or SERPs, which provide for the payment of 15 equal annual installments upon his retirement at age 65 or death. Mr. Hart has accrued and is vested in an aggregate annual benefit in the amount of $126,281. The maximum aggregate annual benefit payable from the SERPs is $155,000, in which Mr. Hart will accrue and be vested upon his death, attainment of age 65 or his involuntary termination of employment without cause, constructive termination or in the event of a change in control.

Have we entered into employment, severance, change in control or other agreements with our named executive officers?

Yes. We have entered into employment agreements with Mr. McGraw and Mr. Hart, which include change in control arrangements. We have entered into change in control agreements with Mr. Johnson, Mr. Waycaster and Mr. Ross. These individuals are our most senior executives and play an integral role in our success. We believe these arrangements operate to create a retention device and to ensure that personal concerns do not impede transactions that may be in the best interests of our shareholders, such as a sale of Renasant to a third party. The material terms of these arrangements are described in the “Potential Payments Upon Termination or Change in Control” section below.

How do tax, accounting and other statutes or regulations affect the compensation paid to our named executive officers?

Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended, or the “Code,” limits to $1 million in any tax year the deduction a company may claim for compensation paid to each of its chief executive and four other highest paid officers. For purposes of calculating the $1 million limit, compensation made subject to certain performance-based conditions may be excluded. Our base salary and annual cash bonuses are subject to the Section 162(m) limit. Options granted and restricted stock awarded under our equity incentive plan may be structured as performance-based compensation that is not subject to the limit, or the committee, in its discretion, may grant or award equity compensation that is not performance-based. The committee generally intends that all amounts paid to our NEOs will be fully deductible and grants or awards equity-based compensation consistent with this intent.

Other Statutes, Regulations and Authorities. Section 409A of the Code and the regulations and related guidance govern the taxation of deferred compensation. The rules apply to our deferred compensation plans, the SERPs, and certain payments and benefits under our employment and change in control agreements. We have operated our deferred compensation plans and arrangements in a manner consistent with the provisions of Section 409A, and we have timely amended our affected agreements and plans.

Topic 718. Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation” (“Topic 718”), establishes accounting requirements for share-based compensation to employees and carries forward prior guidance on accounting for awards to non-employees. Under Topic 718, we are required to recognize compensation expense for all share-based payments to our employees, including our named executive officers.

Finally, we elected not to participate in the U.S. Treasury Department’s Capital Purchase Program, which is part of the federal government’s Troubled Asset Relief Program, or “TARP.” Accordingly, our executives are not subject to the executive compensation limitations imposed under the Capital Purchase Program.

What are our policies and practices regarding the management of risks arising from our compensation program?

As discussed in this CD&A, the major facets of our compensation program for employees consists of base salary, annual short-term cash incentives and equity incentives. In our view, our incentive program is the element of our compensation program most susceptible to creating risks that could have a material adverse effect on us.

We incent our executive officers as well as the majority of our non-executive officers through our incentive programs. Just as with our NEOs, both short-term cash incentives and equity incentives are based on Company-wide earnings enhancement. Management and the compensation committee believe that long-term shareholder value is enhanced as our earnings increase or, in the context of industry-wide declines in earnings, decrease less relative to other financial institutions.

We recognize that, under any incentive plan, there is some level of risk that employees may attempt to manipulate the intent of the plan through excessive risk taking. We believe that the structure of our incentive programs, however, mitigates this risk in the following ways:

•

Company-wide performance metrics are used to measure the performance of participating employees, and incentive compensation is paid on the basis of such performance. In particular, incentives for our lending employees are based on these metrics. We use these metrics to create a culture where employees understand that the outcome of his or her incentives is unlikely to be materially affected by his or her own excessive risk taking.

•	Multiple performance metrics are used, making it more difficult to manipulate the overall incentive.
•

The threshold, target and superior performance levels for the incentives are based on a budget derived from balance sheet or product growth projected by executive management, with the approval of the compensation committee. The projected balance sheet or product growth is based on conservative community banking models (i.e. loans, deposits, margins, credit quality, fee income, expense control) with the necessary approval and monitoring processes to support this model.

•	The committee has the authority to exercise negative discretion to reduce the amount of incentive compensation awarded relating to the achievement of performance goals.

In the fourth quarter of 2010, executive management and the compensation committee undertook a comprehensive evaluation of our compensation policies and practices for our employees, including the incentive programs, to determine whether any policy or practice created any risk that was reasonably likely to have a material adverse effect on us. Executive management and the compensation committee concluded that our compensation practices, including the incentive programs, did not create any risk that was reasonably likely to have a material adverse effect on us. This conclusion was based on the following reasons:

•	We use a balanced compensation structure designed to provide incentives aligned with short and long term shareholder interests;
•

Base salary is the largest component of our compensation program. Not only is base salary a fixed amount and thus inherently not subject to manipulation, but the fact that it represents a substantial portion of our employees’ total compensation lessens the possibility that an employee will focus on incentives, which are in all instances capped at a percentage of base salary, that might expose us to excessive risk;

•

For lenders who participate in the incentive programs, loan quality thresholds must be met by a lender in order for any incentive compensation to be awarded. These loan quality thresholds are consistent with our overall goals regarding the performance of our loan portfolio; and

•

We have a code of ethics and business conduct applicable to all of our employees. We also have an ethics hotline which provides the caller a confidential means to report suspected instances of fraud directly to our chief risk officer and the chairman of the audit committee. Additionally, we have established internal controls that are designed to alert us prior to any action by an employee that might expose us to an excessive risk. We believe these measures help to create an atmosphere that discourages excessive risk taking.

What are the compensation committee’s conclusions with respect to the 2010 fiscal year?

The compensation committee has concluded that (1) the compensation paid to our NEOs for our 2010 fiscal year was reasonable and was not excessive and (2) their actual compensation reinforced the primary objectives of our compensation program – assisting the company in achieving its financial and operating performance objectives. This conclusion is based upon a number of factors, including the following:

•	Our financial performance including growth in earnings, loans and deposits over the previous year;
•	Our expanded market footprint;
•	The amount of our NEOs’ total compensation subject to the achievement of performance goals; and
•	The total compensation levels for our NEOs are comparable to the compensation levels in our peer group.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, we have recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Albert J. Dale, III, Chairman	Frank B. Brooks
John M. Creekmore	T. Michael Glenn
Neal A. Holland, Jr.	J. Niles McNeel
J. Larry Young

February 23, 2011

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the compensation committee during 2010 were Frank B. Brooks, John M. Creekmore, Albert J. Dale, III, J. Larry Young, T. Michael Glenn, Neal A. Holland, Jr. and J. Niles McNeel. There are no members of the compensation committee who were officers or employees of Renasant or any of our subsidiaries during 2010 or were formerly officers of Renasant.

COMPENSATION TABLES

Compensation Summary. The following table provides information concerning the total compensation earned or paid to our named executive officers for services rendered to us or the Bank during the 2010 fiscal year.

Summary Compensation Table for 2010

Name and Principal Position	Year	Salary(1)	Bonus(2)	Stock Awards(3)	Option Grants(3)	Non- Equity Incentive Plan Compen- sation(4)	Change in Pension Value and Nonquali- fied Deferred Compen- sation Earnings(5)	All Other Compen- sation		Total
E. Robinson McGraw Principal Executive Officer	2010 2009 2008	$410,000 410,000 410,000	$4,900 — —	$ 106,650 127,725 132,225	$67,725 69,525 59,850	$ 199,875 — —	$ 49,815 41,611 39,986	$74,696 75,628 75,066	(6)	$913,661 724,489 717,127

Stuart R. Johnson Principal Financial Officer	2010 2009 2008	250,000 250,000 250,000	— — —	21,330 25,545 26,445	22,575 23,175 19,950	56,250 — —	21,596 20,362 19,472	35,530 34,672 34,532	(7)	407,281 353,754 350,399

R. Rick Hart Executive Vice President	2010 2009 2008	373,747 355,950 355,950	184,900 194,900 204,900	31,995 25,545 26,445	22,575 23,175 19,950	42,047 — —	220,227 192,126 184,290	45,270 52,443 43,743	(8)	900,761 844,139 835,278

C. Mitchell Waycaster Executive Vice President	2010 2009 2008	258,000 258,000 258,000	— — —	31,995 38,318 39,668	22,575 23,175 19,950	58,050 — —	11,170 11,839 10,889	39,514 37,272 36,558	(9)	421,304 368,604 365,065

Michael D. Ross Executive Vice President	2010 2009	255,000 255,000	— —	21,330 42,575	22,575 23,175	28,687 —	— —	48,128 45,218	(10)	375,720 365,968

(1)	Includes amounts deferred under the DSU Plan and the Deferred Income Plan.
(2)

Except as discussed in the next sentence, we do not pay discretionary bonuses; annual cash bonuses are awarded under our Bonus Plan and are included in the “Non-Equity Incentive Plan Compensation” column. The payment to Mr. McGraw represents a bonus for his service and time spent serving as President of the Board for the Mississippi Bankers Association in 2010. The payment to Mr. Hart represents the 2008, 2009 and 2010 installments of his contractual retention bonus.

(3)

The dollar amount of restricted stock awards and stock option grants reflects the aggregate fair value determined as of the date of award or grant, in each case calculated in accordance with Topic 718. Dividends payable on restricted stock awards are not factored into our fair value determination of such award. Restricted stock awards are subject to performance conditions. The amounts listed in the table reflect the probable outcome of the conditions determined as of the date of award; the amount listed is the value of the target award, which is consistent with our estimate of the aggregate compensation cost that would be recognized over the applicable service period as of the grant date under Topic 718, excluding forfeitures. The award date fair value of restricted stock awards in 2010, assuming the superior performance conditions were satisfied, was $159,975, $31,995, $47,993, $47,993 and $31,995 for Mr. McGraw, Mr. Johnson, Mr. Hart, Mr. Waycaster and Mr. Ross, respectively. With respect to our 2010 awards, Mr. McGraw, Mr. Johnson, Mr. Hart, Mr. Waycaster and Mr. Ross forfeited 1,250, 250, 375, 375 and 250 shares of their target restricted stock awards for the reasons set forth in the CD&A section above. Please refer to Note M, “Employee Benefits and Deferred Compensation,” in the Notes to Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the year ended December 31, 2010 for details regarding the assumptions used to derive the fair value of our restricted stock and stock options.

(4)	Reflects annual cash bonuses payable under our Bonus Plan, all or a portion of which may be deferred under our deferred compensation plans.
(5)

The listed amounts reflect above-market earnings on amounts deferred under the Deferred Income Plan. Interest earned on deferred amounts is considered above market only if the interest rate exceeded 120% of the applicable federal long-term rate with compounding as prescribed by the Internal Revenue Service. Above-market earnings in 2010 were $5,745, $3,467, $4,868 and $507 for Mr. McGraw, Mr. Johnson, Mr. Hart and Mr. Waycaster, respectively. Mr. Ross does not participate in the Deferred Income Plan. For Mr. McGraw, Mr. Johnson and Mr. Waycaster, the amount listed in the table also includes the change in the actuarial present value of the accumulated benefit under our pension plan from 2009 to 2010, which was $44,070, $18,129, and $10,662, respectively. For Mr. Hart, the amount listed in the table also includes the change in the actuarial present value of the accumulated benefit under his SERPs from 2009 to 2010, which was $195,358.

(6)

Consists of term life and disability insurance premiums of $8,499, Company contributions to the Deferred Income Plan of $5,794, dividends on restricted stock of $5,100, an allowance for the use of an automobile of $21,684, country club dues of $6,588, and Company contributions to our 401(k) plan in the amount of $27,031.

(7)

Consists of term life and disability insurance premiums of $3,651, dividends on restricted stock of $1,020, country club dues of $3,720, and Company contributions to our 401(k) plan in the amount of $27,140.

(8)

Consists of term life and disability insurance premiums of $5,331, an auto allowance of $2,277, country club dues of $7,600, dividends on restricted stock of $1,403 and Company contributions to the 401(k) plan in the amount of $28,660.

(9)

Consists of term life and disability insurance premiums of $2,484, dividends on restricted stock of $1,530, country club dues of $6,725, and Company contributions to our 401(k) plan in the amount of $28,776.

(10)

Consists of term life and disability insurance premiums of $1,819, dividends on restricted stock of $1,190, country club dues of $6,522, an auto allowance of $9,637 and Company contributions to our 401(k) plan in the amount of $28,960.

Plan Grants and Awards. The following table includes information about performance levels for annual cash bonuses payable under our Bonus Plan, our non-equity incentive plan, and option grants and restricted stock awards made under the 2001 LTIP, our current equity incentive plan, which expires by its terms in 2011. In 2010, payouts under our non-equity incentive plan and restricted stock awarded under the 2001 LTIP were contingent upon growth in diluted earnings per share and net revenue. For the 2010 fiscal year, although the increase in both our diluted earnings per share and our net revenue per share exceeded the superior performance level, the compensation committee exercised its discretion to reduce the incentive payouts to a level between the threshold and target performance levels. The CD&A above provides a general description of the material terms of incentives payable under the Bonus Plan and the material terms of stock option grants and restricted stock awards under the 2001 LTIP. The material terms of the 2011 LTIP, which, if approved by our shareholders at the annual meeting, will replace the 2001 LTIP, are described below under the heading “Proposal No. 2—Approval of the Renasant Corporation 2011 Long-Term Incentive Compensation Plan.”

Grants of Plan-Based Awards for 2010

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (#)				Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards(3)
Name	Grant Date	Threshold	Target	Superior	Threshold	Target		Superior
E. Robinson McGraw	1/19/10	$ 133,250	$ 266,500	$533,000	5,000 —	7,500 22,500	(4) (5)	11,250 —	$ — 14.22	$ 106,650 67,725
Stuart R. Johnson	1/19/10	37,500	75,000	150,000	1,000 —	1,500 7,500	(4) (5)	2,250 —	$ — 14.22	21,330 22,575
R. Rick Hart	1/19/10	56,021	112,042	224,084	1,500 —	2,250 7,500	(4) (5)	3,375 —	$ — 14.22	31,995 22,575
C. Mitchell Waycaster	1/19/10	38,700	77,400	154,800	1,500 —	2,250 7,500	(4) (5)	3,375 —	$ — 14.22	31,995 22,575
Michael D. Ross	1/19/10	38,250	76,500	153,000	1,000 —	1,500 7,500	(4) (5)	2,250 —	$ — 14.22	21,330 22,575

(1)	Reflects cash incentive payouts calculated under the Bonus Plan.
(2)	The exercise price equaled the closing market price of a share of our common stock on the grant date.
(3)

Restricted stock awards in 2010 were subject to performance conditions. The amounts listed in the table reflect the probable outcome of the conditions determined as of the date of award; the amount listed is the value of the target award, which is consistent with our estimate of the aggregate compensation cost that would be recognized over the applicable service period determined as of the grant date under Topic 718, excluding forfeitures.

(4)	This line item reflects restricted stock awards under the 2001 LTIP.
(5)

This line item reflects stock option grants under the 2001 LTIP. Stock options are not subject to adjustment based upon performance conditions; instead, options vest ratably over a three-year service period.

Exercised Options; Vested Restricted Stock. The following table includes information about options that were exercised and restricted stock actually vested and awarded during 2010. The value of the restricted stock awards is based upon the per share market value of our common stock on the vesting date, December 31, 2010, which was $16.91 per share

Option Exercises and Stock Vested for 2010

	Option Grants		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
E. Robinson McGraw	22,500	153,675	6,250	105,688

Stuart R. Johnson	—	—	1,250	21,138

R. Rick Hart	—	—	1,875	31,706

C. Mitchell Waycaster	—	—	1,875	31,706

Michael D. Ross	—	—	1,250	21,138

Unexercised Options. The following table includes information about unexercised options held by our named executive officers at the end of the 2010 fiscal year. These options were granted under the 2001 LTIP, except for 39,242 options granted to Mr. Hart which we assumed in connection with our acquisition of Capital. The exercise price below is at least equal to our stock’s “fair market value.” Under the 2001 LTIP, “fair market value” means the closing market price of a share of our common stock as quoted on The NASDAQ Global Select Market on the date immediately preceding the grant date. Options vest ratably over a three-year vesting period; vesting is accelerated in the event of a change in control.

Outstanding Equity Awards at December 31, 2010

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price ($)	Option Expiration Date
E. Robinson McGraw	22,500	—		—	15.64	1/1/2012
	22,500	—		—	18.77	1/1/2013
	22,500	—		—	22.23	1/1/2014
	22,500	—		—	22.77	1/1/2015
	22,500	—		—	21.93	1/1/2016
	22,500	—		—	30.63	1/1/2017
	15,000	7,500	(1)	—	17.63	1/1/2018
	7,500	15,000	(2)	—	17.03	1/1/2019
	—	22,500	(3)	—	14.22	1/1/2020
Stuart Johnson &	7,875	—		—	15.64	1/1/2012
C. Mitchell Waycaster	7,875	—		—	18.77	1/1/2013
	7,875	—		—	22.23	1/1/2014
	7,875	—		—	22.77	1/1/2015
	7,500	—		—	21.93	1/1/2016
	7,500	—		—	30.63	1/1/2017
	5,000	2,500	(1)	—	17.63	1/1/2018
	2,500	5,000	(2)	—	17.03	1/1/2019
	—	7,500	(3)	—	14.22	1/1/2020
R. Rick Hart	25,318	—		—	8.95	02/03/2014
	13,924	—		—	15.21	05/31/2016
	5,000	2,500	(1)	—	17.63	1/1/2018
	2,500	5,000	(2)	—	17.03	1/1/2019
	—	7,500	(3)	—	14.22	1/1/2020
Michael D. Ross	5,000	2,500	(1)	—	17.63	1/1/2018
	2,500	5,000	(2)	—	17.03	1/1/2019
	—	7,500	(3)	—	14.22	1/1/2020

(1)	Options vested on January 1, 2011.
(2)	One-half of the options vested on January 1, 2011, and one-half vest on January 1, 2012.
(3)	One-third of the options vested on January 1, 2011, one-third vest on January 1, 2012, and one-third vest on January 1, 2013.

Pension and SERP Benefits. The following table includes information about benefits accrued under the Bank’s tax-qualified pension plan and Mr. Hart’s SERPs. Benefit accruals under the Bank’s tax-qualified pension plan ceased as of December 31, 1996. As described above, Mr. McGraw and Mr. Johnson have satisfied the age and service conditions for early retirement. Mr. Hart and Mr. Ross do not participate in the tax-qualified pension plan. We assumed the SERPs maintained by Capital for the benefit of Mr. Hart in connection with our acquisition of Capital. The CD&A above provides a general description of these plans.

Pension Benefits for 2010

Name	Plan Name	Number of Years Credited Service		Present Value of Accumulated Benefit(1)	Payments in 2010
E. Robinson McGraw	Defined Benefit Pension Plan	23	(2)	$479,618	—
Stuart R. Johnson	Defined Benefit Pension Plan	20	(2)	197,308	—
C. Mitchell Waycaster	Defined Benefit Pension Plan	18	(2)	116,037	—
R. Rick Hart	Supplemental Executive Retirement Plans	7	(3)	1,070,827	—

(1)

Please refer to Note M, “Employee Benefits and Deferred Compensation,” in the Notes to Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for details regarding the valuation methods and all material assumptions used in determining the present value of the accumulated benefit obligations.

(2)	Includes only service credited on or before December 31, 1996, which is all that is taken into account for benefit accrual purposes.
(3)	Includes only service credited since August, 2003 when we assumed the SERPs in connection with the Capital acquisition.

Deferred Compensation. The following table includes information about the participation of our named executive officers in the DSU Plan and the Deferred Income Plan. We describe the terms of these plans in the CD&A.

Nonqualified Deferred Compensation for 2010 - Deferred Income Plan

Name	Executive Contributions in 2010(1)	Company Contributions in 2010(2)	Aggregate Earnings in 2010(3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2010(4)
E. Robinson McGraw	$ 10,400	$ 5,794	$ 25,076	$ —	$ 441,013

Stuart R. Johnson	18,000	—	15,997	—	292,733

R. Rick Hart	67,800	—	17,831	—	328,692

C. Mitchell Waycaster	900	—	2,792	—	52,054

Michael D. Ross	—	—	—	—	—

(1)

The entire amount listed as each named executive officers’ contribution is included in either the “Salary” or “Non-Equity Incentive Plan Compensation” column, as applicable, of the Summary Compensation Table.

(2)	Our contribution to Mr. McGraw’s account is included in the “All Other Compensation” column of the Summary Compensation Table.
(3)

Except for interest totaling $5,745 for Mr. McGraw, $3,467 for Mr. Johnson, $4,868 for Mr. Hart and $507 for Mr. Waycaster, no interest on deferred compensation was earned at an above-market rate. All dividend equivalent units were credited to participants’ accounts at the same rate as dividends were paid on our common stock. The amount of above market interest for each named executive officer is included in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table.

(4)

Amounts in this column include deferrals previously reported as compensation in our Summary Compensation Table for 2008, 2009 and 2010. For Mr. McGraw, the amount includes $16,194 reported in each of 2008, 2009 and 2010. For Mr. Johnson, the amount includes $18,000 reported in each of 2008, 2009 and 2010. For Mr. Hart, the amount includes $67,800 reported in each of 2008, 2009 and 2010. For Mr. Waycaster, the amount includes $900 reported in 2010 and $650 reported in each of 2008 and 2009.

Nonqualified Deferred Compensation for 2010 - Deferred Stock Unit Plan

Name	Executive Contributions in 2010(1)	Company Contributions in 2010	Aggregate Earnings in 2010	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2010(2)
E. Robinson McGraw	$ 7,800	—	$ 2,077	$ —	$ 67,729

Stuart R. Johnson	—	—	311	—	8,653

R. Rick Hart	—	—	290	—	10,898

C. Mitchell Waycaster	—	—	65	—	1,733

Michael D. Ross	5,100	—	468	—	15,912

(1)

The entire amount listed as each named executive officers’ contribution is included in either the “Salary” or “Non-Equity Incentive Plan Compensation” column, as applicable, of the Summary Compensation Table.

(2)

Amounts in this column include amounts reported as compensation in our Summary Compensation Table for 2008, 2009 and 2010. For Mr. McGraw, the amount includes $7,800 reported in each of 2008, 2009 and 2010, for Mr. Ross, the amount includes $5,000 reported in 2008, and 5,100 reported in 2009 and 2010.

Potential Payments Upon Termination or Change in Control

We have entered into change in control arrangements with each of our NEOs. The provisions applicable to Mr. McGraw and Mr. Hart are included in their employment agreements; the arrangements for Mr. Johnson, Mr. Waycaster and Mr. Ross are included in individual change in control agreements. The following narrative and table describe the compensation and benefits payable to each of our named executive officers in the event of retirement, disability, death, involuntary and voluntary termination of employment, and change in control based upon the terms of these agreements as in effect on December 31, 2010.

We have neither described nor quantified below payments and benefits that are generally available to all employees upon the termination of employment, such as vested benefits payable from our tax-qualified pension and retirement plans, accrued but unpaid compensation and accrued vacation pay, and long-term disability benefits funded through group insurance. Also, amounts that are vested and are or may become payable notwithstanding the circumstances of an executive’s termination of employment, such as each executive’s balances under our deferred compensation plans and Mr. Hart’s accrued and vested benefits under his SERPs, are not described in the narrative or quantified in the table. A description of our deferred compensation plans and the SERPs is included in the CD&A above.

Applicable Covenants. As consideration for the payments described below, Mr. McGraw and Mr. Hart are subject under their employment agreements to certain restrictive covenants limiting their activities after termination, and Mr. Johnson, Mr. Waycaster and Mr. Ross are subject to analogous covenants under their change in control agreements. Generally, each executive may not solicit any of our officers, employees, customers or depositors and may not compete with us, in any capacity, after his termination in any location where we have an office on the date of termination. The length of the non-solicitation and non-competition period is two years for each of Mr. McGraw, Mr. Johnson, Mr. Waycaster and Mr. Ross and one year for Mr. Hart.

Retirement. Generally, an executive “retires” when he voluntarily terminates his employment between ages 55 and 65. Except as provided below, we do not provide our executives with specific retirement payments or benefits:

•

Any vested options granted under the 2001 LTIP will remain exercisable during the one-year period following an executive’s retirement, which is defined in the 2001 LTIP as a termination of employment after an executive has attained age 55 and completed ten years of service (the 2011 LTIP contains a similar provision);

•

If an executive retires during our fiscal year, a prorated portion of an executive’s target restricted stock award will vest at the end of the performance cycle if and to the extent that applicable performance goals are attained;

•

For certain employees employed by the Company as of December 31, 2004, we provide continuation coverage under our group medical plan until age 65, and we pay a portion of the premium; from among our NEOs, only Mr. McGraw and Mr. Johnson are eligible to receive this benefit; and

•

If an executive retires during our fiscal year, he will receive his annual cash bonus under our Performance Based Rewards Plan, prorated to reflect his period of service during the year in which his retirement occurs.

Only Mr. McGraw and Mr. Johnson have satisfied the Company’s retirement conditions. If Mr. McGraw had retired on December 31, 2010, he would have received his annual cash bonus under the Bonus Plan and his restricted stock awards would have vested, both based upon the Company’s actual performance during the 2010 fiscal year. In addition, he would have received retiree medical benefits with an annual value of $10,048. If Mr. Johnson had retired on December 31, 2010, he would have received his annual cash bonus and his restricted stock awards would have vested, both based upon the Company’s actual performance during the 2010 fiscal year. He would also have received retiree medical benefits with an annual value of $6,653. The Summary Compensation Table lists the value of Mr. Graw’s and Mr. Johnson’s respective bonus and restricted stock awards for 2010.

Death and Disability. We provide term life insurance coverage for each of our named executive officers. The amount of this coverage is in excess of the amounts we otherwise provide to our employees.

In the event of death or disability, each executive, other than Mr. McGraw, will vest in a prorated portion of his target restricted stock at the end of the applicable performance cycle to the extent that applicable performance goals are attained during the cycle. Mr. McGraw will vest in a prorated portion of his target award based upon the period of service before his death or disability. Any vested options will remain exercisable during the one-year period following each executive’s death or disability. Each executive will also receive his target award under our Bonus Plan, prorated to reflect his actual service during the year in which his death or disability occurs, payable after the end of the Company’s fiscal year in which such death or disability occurs. Under the SERPs we assumed in connection with the Capital acquisition, Mr. Hart vests in his maximum annual benefit upon his death, which is an aggregate of $155,000 payable annually for a period of 15 years.

Termination for Cause and Voluntary Termination. Under the arrangements we maintain with each of our executive officers, no benefits or payments vest or become payable upon an involuntary termination of employment for cause or voluntary termination, except as provided above in the event of retirement. We will pay or provide any benefits previously accrued and vested under our tax-qualified plans and our deferred compensation plans and any additional benefits required by law to be provided.

“Cause” has substantially the same definition in our employment agreements with Mr. McGraw and Mr. Hart and under our individual change in control agreements. Generally, “cause” includes (1) the executive’s commission of willful misconduct materially injurious to us, including the improper disclosure of our confidential information, (2) his indictment for a felony or a crime involving moral turpitude, (3) the willful breach of his applicable agreement that is not cured after notice, (4) the willful failure to perform the duties of his position with the Company, (5) the breach of an applicable code of conduct, code of ethics or similar rules adopted by us, or (6) the material violation of applicable securities laws, including the Sarbanes-Oxley Act of 2002.

Constructive Termination and Involuntary Termination Without Cause. Under our employment agreement with Mr. McGraw, if he is involuntarily terminated without cause or in the event of his “constructive termination,” he will receive:

•	His base compensation for the remainder of his employment term, but not less than two times his annualized base compensation;
•	His target bonus;
•	Company premium contributions for the period of continuation coverage available to him and his eligible dependents under Section 4980B of the Code, commonly referred to as “COBRA”; and
•	Full vesting in the target number of shares of restricted stock awarded for the year of his termination, if any.

Mr. Hart will receive similar benefits under his employment agreement and LTIP grants and awards if he is involuntarily terminated without cause or in the event of his constructive termination:

•	His base compensation for the remainder of his employment term, but not less than his annualized base compensation;
•	His target bonus;
•	COBRA premiums for the continuation coverage period available to him and his eligible dependents; and
•	Full vesting in the maximum benefit payable under his SERPs for the year of his termination.

Mr. Hart will also receive a prorated portion of the target number of shares of restricted stock awarded for the year of his termination, subject to the attainment of performance conditions, in the event of his involuntary termination of employment without cause.

Under both Mr. McGraw’s and Mr. Hart’s employment agreements, the above payments will be made in two equal installments: one half seven months after termination, and the other half six months thereafter. Their employment agreements also have the same definition of “constructive termination,” which includes (1) a reduction in the executive’s base compensation or his authority, duties or responsibilities, (2) our breach of the employment agreement, (3) an attempt to require the executive to engage in an illegal act (or to illegally fail to act), or (4) the relocation of the executive more than 30 miles from where he currently works.

Change in Control. Upon the occurrence of a change in control, any outstanding options granted under the 2001 LTIP vest and are immediately exercisable, and any transfer, vesting or performance requirements imposed upon restricted stock awards are deemed satisfied and lapsed at the superior performance level.

Additional change in control benefits require a “double trigger,” which refers to both the occurrence of a change in control and a subsequent termination of employment. We believe that these double-triggers help lessen the personal concerns that may arise in the context of a change in control while preventing our executives from receiving a windfall solely because a change in control has occurred. The term “change in control” generally refers to: (1) the acquisition by an unrelated person of not less than 50% of our common stock; (2) the sale of all or substantially all of our assets; (3) a merger in which we are not the surviving entity; or (4) a change in a majority of the members of our board of directors that occurs within a specified period. An executive’s employment must be involuntarily terminated without cause or on account of “good reason” (which is defined substantially the same as constructive termination) during the 24-month period following a change in control.

Under the terms of our employment agreements with Mr. McGraw and Mr. Hart, we provide the following payments and benefits:

•	299% of annualized base compensation and average bonus; and
•	Company premium contributions for the COBRA continuation period.

Mr. Hart is also entitled to receive full vesting of the maximum benefit payable under his SERPs.

Mr. McGraw will receive a “gross-up” payment to compensate for any excess parachute payment excise tax imposed under Section 4999 of the Code on account of his change in control payments and benefits. We will pay to Mr. McGraw the principal amount of the excise tax, increased by the amount of any income or employment taxes due with respect to our excise tax payment. Mr. Hart’s employment agreement does not include a gross-up provision. Instead, we will pay all of his change in control amounts and benefits only if their aggregate value, after deduction for all taxes, has a materially greater aggregate value than the aggregate value of the payments and benefits reduced to the extent necessary to avoid the imposition of the excise tax.

Under the terms of our change in control agreements with Mr. Johnson, Mr. Waycaster and Mr. Ross, we provide the following payments and benefits:

•	200% of annualized base compensation and average bonus for the two years preceding the change; and
•	Company premium contributions for the COBRA continuation period.

This amount is payable in a lump sum promptly after termination (or six months thereafter if necessary to comply with Code Section 409A and applicable regulations promulgated thereunder). If the value of all benefits and payment due in connection with a change in control are subject to the excise tax on excess parachute payments imposed under Section 4999 of the Code, the benefits and payments will be reduced to the extent necessary to avoid the imposition of the tax.

Termination and Change in Control Payments. The following table quantifies the termination and change in control payments described above. In each circumstance, we have assumed termination on December 31, 2010.

Termination and Change in Control Payments

Name	Type of Payment	Disability	Death	Termination Without Cause/ Constructive Termination	Change in Control(1)
E. Robinson McGraw	Base Pay	—	—	—	1,225,900
	Bonus	266,500	266,500	—	—
	Stock Options(2)	—	—	—	60,525
	Restricted Stock(3)	21,138	21,138	—	—
	Benefit Continuation(4)	10,048	3,165	10,048	10,048
	Life Insurance(5)	—	1,000,000	—	—
	Death Benefit(6)	—	1,001,936	—	—

	Total	297,686	2,292,739	10,048	1,296,473

Stuart R. Johnson	Base Pay	—	—	—	500,000
	Bonus	75,000	75,000	—	—
	Stock Options(2)	—	—	—	20,175
	Restricted Stock(3)	4,228	4,228	—	—
	Benefit Continuation(4)	6,653	3,165	6,653	6,653
	Life Insurance(5)	—	600,000	—	—
	Death Benefit(6)	—	1,037,311	—	—

	Total	85,881	1,719,704	6,653	526,828

R. Rick Hart	Base Pay	—	—	—	1,117,504
	Bonus	112,124	112,124	—	—
	Stock Options(2)	—	—	—	20,175
	Restricted Stock(3)	6,341	6,341	—	—
	Benefit Continuation(4)	—	—	5,189	5,189
	SERPs(7)	—	28,719	28,719	28,719
	Retention Payments	174,900	174,900	174,900	174,900
	Life Insurance(5)	—	600,000	—	—

	Total	293,365	922,084	208,808	1,346,487

C. Mitchell Waycaster	Base Pay	—	—	—	516,000
	Bonus	77,400	77,400	—	—
	Stock Options(2)	—	—	—	20,175
	Restricted Stock(3)	6,341	6,341	—	—
	Benefit Continuation(4)	—	—	—	16,060
	Life Insurance(5)	—	645,000	—	—
	Death Benefit(6)	—	337,725	—	—

	Total	83,741	1,066,466	—	552,235

Termination and Change in Control Payments

Name	Type of Payment	Disability	Death	Termination Without Cause/ Constructive Termination	Change in Control(1)
Michael D. Ross	Base Pay	—	—	—	510,000
	Bonus	76,500	76,500	—	—
	Stock Options(2)	—	—	—	20,175
	Restricted Stock(3)	4,228	4,228	—	—
	Benefit Continuation(4)	—	—	—	13,746
	Life Insurance(5)	—	600,000	—	—

	Total	80,728	680,728	—	543,921

(1)	In each case, assumes that benefits and payments will not be reduced on account of the excise tax imposed under Section 4999 of the Code.
(2)	The closing sales price of our common stock on December 31, 2010 was $16.91.
(3)	Represents the difference between the target award and actual restricted stock award, valued as of December 31, 2010.
(4)

As to Messrs. McGraw and Johnson, represents the annualized value of their respective retiree medical benefits, which are provided until their respective deaths; as to Messrs. Hart, Waycaster and Ross, represents the value of medical coverage provided during the COBRA continuation period. As to Mr. McGraw and Mr. Johnson, the amount in the “Disability” column represents the annualized benefit continuation payments due to them and the amount in the “Death” column represents the annualized benefit continuation payment due to their spouse upon their death under our pension plan because they have satisfied the retirement conditions under that plan.

(5)	Represents the death benefits provided under our executive term group life insurance plan.
(6)

Represents the preretirement death benefit provided under our Deferred Income Plan, but does not include deferred compensation account balances accrued after January 1, 2007, which are also payable in the event of death.

(7)

Represents the difference in the maximum annual benefit and the annual benefit in which Mr. Hart was vested as of December 31, 2010. The benefit is payable in 15 annual installments commencing at age 65 or death.

Equity Compensation Plan Information

The following table includes certain information about the Company’s equity compensation plans as of December 31, 2010:

Equity Compensation Plan Information

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights		(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	1,057,750	$20.26		349,696
Equity compensation plans not approved by security holders(2)	172,043	10.39	(3)	0

Total	1,229,793	$18.88		349,696

(1)

The shareholder approved plan is the 2001 LTIP. A total of 1,537,500 shares of common stock have been authorized for issuance under the plan. As of December 31, 2010, 25,000 shares of unvested restricted stock and options to acquire 1,056,250 shares were outstanding. On January 18, 2011 the Board awarded a total of 42,000 shares of restricted stock and options to acquire 170,000 shares, leaving 137,696 shares remaining for issuance under the 2001 LTIP. Following the awards on January 18, 2011, the number of shares to be issued upon exercise was 1,269,750 at a weighted average exercise price of $19.80 with a weighted average remaining term of 6 years. Upon the approval of the 2011 LTIP, no further grants or awards will be made under the 2001 LTIP.

(2)	As of December 31, 2010, there were four equity compensation plans that were not approved by our shareholders:

•

In connection with its merger with Renasant Bancshares, Inc., we assumed the Renasant Bancshares, Inc. Stock Option Plan, under which options to purchase an aggregate of 1,675 shares of our common stock remain outstanding as of December 31, 2010; no additional options or other forms of equity incentives will be granted or awarded under the plan.

•

In connection with its merger with Heritage, we assumed the Heritage Financial Holding Corporation Incentive Stock Compensation Plan, under which options to purchase an aggregate of 13,200 shares of our common stock remained outstanding as of December 31, 2010; no additional options or other forms of equity incentives will be granted or awarded under the plan.

•

In connection with its merger with Capital, we assumed the Capital 2001 Stock Option Plan, under which options to purchase an aggregate of 157,168 shares of our common stock remained outstanding as of December 31, 2010; no additional options or other forms of equity incentives will be granted or awarded under the plan.

•

One of our deferred compensation plans provides that deferred amounts are invested in units representing shares of our common stock. At the end of each participant’s deferral period, the units are distributed in the form of common stock. Units are allocated to each participant’s account based on quarterly average market price. An aggregate of 167,500 shares of common stock is authorized for issuance under the plan. Units representing an aggregate of 148,748 shares of our common stock have been credited to participant accounts.

(3)	The weighted average exercise price does not take into account awards under the Company’s deferred compensation plans.

REPORT OF THE AUDIT COMMITTEE

The information provided in this section shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and the procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assertion on the design and effectiveness of our internal control over financial reporting. Our independent registered public accountants are responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with U.S. generally accepted accounting principles. The internal auditors are responsible to the audit committee and the board of directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board of directors determine.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2010 and management’s assessment of the design and effectiveness of our internal control over financial reporting as of December 31, 2010. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed and discussed with the independent registered public accountants their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU §380), as adopted by the PCAOB in Rule 3200T. In addition, the committee has received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, has discussed with the independent registered public accountants their independence from management and the Company, and has considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with our internal and independent registered public accountants the overall scope and plans for their respective audits. The committee met with the internal and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held 17 meetings during 2010.

In reliance upon the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements and the report on management’s assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

Audit Committee:

Frank B. Brooks, Chairman	Marshall H. Dickerson
John T. Foy	Theodore S. Moll
Michael D. Shmerling	J. Larry Young

March 2, 2011

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Who are our independent registered public accountants?

The audit committee has appointed HORNE LLP to serve as our independent registered public accountants for the 2011 fiscal year. A representative of HORNE LLP is expected to attend the annual meeting. If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions. HORNE LLP has served as our independent registered public accountants and audited our financial statements since 2005.

What fees were paid to the independent registered public accountants in 2010 and 2009?

Fees related to services performed for us by HORNE LLP in fiscal years 2010 and 2009 are as follows:

	2010	2009
Audit Fees(1)	$656,648	$521,325
Audit-Related Fees(2)	18,500	22,250
Tax Fees	—	—
All Other Fees	—	—

Total	$675,148	$543,575

(1)

Audit fees included fees and expenses associated with the audit of our annual financial statements, the reviews of the financial statements in our quarterly reports on Form 10-Q, and regulatory and statutory filings.

(2)	Audit-related fees primarily included regulatory filings and other required procedures.

In accordance with the procedures set forth in its charter, the audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for us by our independent registered public accountants prior to their engagement with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the audit committee prior to the completion of the audit. For fiscal years 2010 and 2009, none of the fees listed under Audit-Related Fees were covered by the de minimis exception. The chairman of the audit committee has been delegated the authority by the committee to pre-approve the engagement of the independent registered public accountants when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire audit committee at the next committee meeting.

PROPOSALS

What are the voting procedures?

Shares represented by your proxy will be voted in accordance with your instructions at the annual meeting. If you return a paper proxy card signed but without any voting instructions, the proxy holders will vote your proxy as follows:

1.	“FOR” the election of nominees William M. Beasley, Marshall H. Dickerson, R. Rick Hart, Richard L. Heyer, Jr, J. Niles McNeel and Michael D. Shmerling as Class 3 directors.

2.	“FOR” the approval of the Renasant Corporation 2011 Long-Term Incentive Compensation Plan.

3.	“FOR” the adoption of the resolution approving the compensation of our named executive officers.

4.	In favor of holding a non-binding advisory vote on the compensation of our named executive officers “EVERY THREE YEARS.”

5.	“FOR” the ratification of the appointment of HORNE LLP as our independent registered public accountants for 2011.

You are entitled to one vote for each share held.

Proposal No. 1 – Election of Six Class 3 Directors

The six Class 3 directors elected at our annual meeting will serve a three-year term, or until the 2014 annual meeting. The board has nominated for election as Class 3 directors:

•	William M. Beasley
•	Marshall Dickerson
•	R. Rick Hart
•	Richard L. Heyer, Jr
•	J. Niles McNeel
•	Michael D. Shmerling

Each nominee presently serves as a member of our board, and biographical information about them is set forth above in the “Board of Directors” section under the question “How many directors serve on the board, and who are the current directors?” If for any reason one or more of the nominees is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate or candidates nominated by the board.

Required Vote. Directors are elected by a plurality vote; the nominees in each class who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected.

Our board of directors unanimously recommends a vote “FOR” the election of each of the six nominees for Class 3 director to the board of directors.

Proposal No. 2 – Approval of the Renasant Corporation 2011 Long-Term Incentive Compensation Plan

On March 1, 2011, our board of directors unanimously adopted the Renasant Corporation 2011 Long-Term Incentive Compensation Plan, or the “2011 LTIP.” The 2011 LTIP is intended to replace our 2001 LTIP, which will expire on October 8, 2011. The following is a summary of our 2011 LTIP; the summary is qualified in its entirety by the terms of the plan, which are attached as Appendix A.

What will happen to the Company’s 2001 Long-Term Incentive Compensation Plan?

Our 2001 Long-Term Incentive Compensation Plan, referred to in this proposal as the “prior plan,” will expire in accordance with its terms on October 8, 2011. After that date, no further grants or awards can be made under the prior plan; grants and awards then outstanding will become and remain exercisable or expire or otherwise be forfeited in accordance with their terms. An aggregate of 137,696 shares of our common stock remains available for grant, award or issuance under the prior plan. If all or a portion of such shares are not granted, awarded or issued by the expiration date of the prior plan, a maximum of 137,600 of the shares will be deemed available for grant or award under the 2011 LTIP.

What is the purpose of the 2011 LTIP?

We believe that a significant component of each officer’s compensation should be based upon the Company’s financial results, as reflected by increases in the price of our stock. We use equity compensation, options and restricted stock, for this purpose. The 2011 LTIP is intended to ensure that this practice continues, notwithstanding the expiration of the prior plan.

How will the 2011 LTIP be administered?

Compensation Committee. The 2011 LTIP is ordinarily administered by the compensation committee. Under the terms of the 2011 LTIP, the committee possesses the discretion to:

•	Designate employees who will receive grants and awards, who are referred to as “participants” in this proposal;
•	Make individual grants and awards and determine the specific terms and conditions thereof, subject to the limitations contained in the plan;
•	Construe and interpret the terms of the plan and its related forms and documents and resolve disputes arising under the plan;
•	Delegate to the officers and employees of the Company the power to take administrative and other ministerial actions with respect to the plan; and
•	Take any other actions or make any other determinations it deems necessary or appropriate to administer the plan.

Our full board of directors possesses the authority to act in lieu of the committee as to any matter with respect to which the committee is authorized to take action. Actions taken by the committee may also be subject to ratification or approval by our board.

Participation. Employees of the Company and our affiliates are eligible to receive grants and awards under the 2011 LTIP when designated by the committee. For this purpose, an “affiliate” is an entity with respect to which the Company owns, directly or indirectly, at least 50% of the combined voting power, such as the Bank. As of February 23, 2011, there were approximately 996 employees of the Company and its affiliates, each of whom may be designated by the committee as a participant in the plan.

How many shares of common stock will be available under the 2011 LTIP?

Shares. A maximum of 737,600 shares of our common stock have been reserved for grant, award or issuance under the 2011 LTIP. An aggregate of 600,000 shares are newly-reserved; a maximum of 137,600 shares were reserved, but unused, under the prior plan. The source of these shares may be authorized but unissued shares, treasury shares or shares acquired on the open market or by private purchase.

The number of shares of common stock available for grant, award or issuance under the 2011 LTIP will be reduced when grants and awards are made or when common stock is issued under the plan. The number of available shares will increase:

•	By the number of shares of common stock covered by grants and awards that expire, are forfeited, lapse or are otherwise cancelled; and
•

By the number of shares of common stock tendered to, or withheld or “netted” by, us in satisfaction of the exercise price of an option or in satisfaction of a participant’s tax withholding obligations.

Other Adjustments. In the event of a merger, consolidation or reorganization of the Company with an unrelated entity, the number and type of shares then subject to the 2011 LTIP will be replaced by the number and kind of stock or other equity securities the holders of our common stock receive in such transaction. In the event of a stock split, recapitalization or other change in our equity securities for which we do not receive consideration, the plan also provides for adjustments to the number of available shares and the terms of individual grants and awards to the extent necessary to prevent dilution or enlargement.

What type of equity compensation may be granted or awarded under the 2011 LTIP?

The 2011 LTIP provides for two forms of equity compensation, called “incentives” in this proposal: options and restricted stock.

Options. An option is the right to purchase a fixed number of shares of our common stock at a designated price. The 2011 LTIP provides for the grant of two types of options: non-qualified options and incentive stock options, or ISOs. ISOs are subject to a favorable tax treatment, described below; non-qualified options are taxed more conventionally as compensation.

When it grants options, the compensation committee designates the officers or employees who will receive the options, the number of options granted, the time or times at which the options will be exercisable, usually based upon a service vesting schedule, and whether the options will be non-qualified options or ISOs. Regardless of the type of options the committee decides to grant:

•

The exercise price cannot be less than fair market value on the grant date. For this purpose, fair market value is the closing sales price of a share of our common stock as quoted on The NASDAQ Global Select Market on the date of grant; and

•	No option can have a term in excess of ten years, measured from the date of grant.

ISOs. If the committee designates an option as an ISO, several additional limitations apply:

•	An ISO cannot be granted if the aggregate fair market value of the options first exercisable in any calendar year exceeds $100,000; and
•

An employee who owns more than 10% of the voting power of our common stock cannot be granted an ISO, unless the exercise price is at least 110% of fair market value and the term is not more than five years.

Restricted Stock. Restricted stock is common stock issued in the name of a participant, subject to forfeiture restrictions and limitations on transfer for a specified period, called a “forfeiture period”:

•

Forfeiture restrictions are used to determine the number of shares of common stock actually vested and awarded at the end of the forfeiture period. Usually, the restrictions involve both service vesting and the attainment of performance goals. Shares of restricted stock provisionally awarded at the beginning of the forfeiture period at a “target” level are subject to increase or decrease at the end of the period based upon service and performance.

•

Limitations on transfer prohibit the sale, assignment pledge, transfer, mortgage or other disposition of the shares during the forfeiture period. These limits are imposed to ensure that the forfeiture restrictions and performance requirements are enforceable.

Limitations on Grants and Awards: Our 2011 LTIP limits the committee’s authority to make grants and awards of incentives under the plan:

•	The maximum number of shares of our common stock that may be covered by options granted to an individual during any calendar year cannot exceed 150,000 shares;
•	The maximum number of shares of our common stock that may be awarded in the form of restricted stock to an individual during any calendar year cannot exceed 75,000 shares; and
•	The aggregate number of shares of our common stock that may be covered by options granted in the form of ISOs is 400,000 shares.

What types of service vesting requirements and performance goals are usually imposed by the committee?

Service Vesting. Service vesting requires that a participant remain employed for a specified period between the date an incentive is granted or awarded and the end of a specified period. All incentives are usually subject to service vesting. In the case of restricted stock, the 2011 LTIP specifies that the service vesting period cannot be less than one year. In the case of options, the committee possesses the discretion to determine the vesting period each time it makes a grant.

Performance Goals. Restricted stock is usually subject to the attainment of performance goals, in addition to service vesting. The degree to which performance goals are attained during a specified period, called a “performance cycle,” is used to determine the number of shares of common stock that are finally awarded at the end of the cycle. For example, at the beginning of a performance cycle the committee may award a “target” number of shares; at the end of the cycle, the target may be increased, reduced or entirely forfeited to reflect actual performance during the cycle.

The committee determines the applicable performance goals at the beginning of the performance cycle. While the committee possesses considerable discretion to set the goals, the goals must relate to one or more of the following criteria, which are specified in the plan:

•	The Company’s earnings per share, whether or not calculated on a fully diluted basis;
•	The Company’s earnings before interest, taxes or other adjustments, including adjustments for extraordinary or non-recurring items;
•	The Company’s return on equity, return on investment, return on invested capital or return on assets;
•	Appreciation in the price of our common stock, whether with or without consideration of reinvested dividends;
•	As to the Company or the Bank, net profit margin or increase in income, whether net income, net interest income or otherwise;
•	As to the Company, an affiliate, or any region, unit, division or profit center of the Company or an affiliate, growth in income or revenue, whether net or gross, or growth in market share;
•

As to the Bank or any region, unit, division or profit center thereof, credit quality, net charge-offs, the ratio of nonperforming assets to total assets or loan loss allowances as a percentage of nonperforming assets, growth in loans or deposits or change in capital ratios; and

•	Mergers, acquisitions, sales of assets of affiliates or business units or the development of business units or lines of business or the implementation of other items included in our strategic plan.

The objectives may relate to the absolute performance of the Company, the Bank or other affiliates or the performance of the Company or the Bank or an affiliate may be compared to a designated peer group or to an index.

Separation From Service. If a participant separates from service on account of cause before the end of a service vesting period or a performance cycle, the 2011 LTIP provides that all unexercised options will be forfeited, whether or not then vested, and shares of restricted stock then subject to forfeiture restrictions or performance goals will be forfeited. Otherwise:

•

Options vested and exercisable at the time of separation will remain exercisable during the one-year period following a participant’s death or disability, during the three-year period following a participant’s retirement or otherwise during the 30-day period following separation.

•

The number of shares of restricted stock held at the time of a separation from service on account of retirement, death, disability or involuntary separation from service other than on account of cause, will be subject to adjustment at the end of a performance cycle or forfeiture period based upon performance; the adjusted award will then be prorated to reflect the participant’s actual period of service during the cycle or period.

The committee may adopt different rules with respect to a specific grant or award, whether at the time the grant or award is made or when a participant’s separation from service occurs.

The 2011 LTIP incorporates a definition of the term “cause” substantially identical to that included in Mr. McGraw’s employment agreement, which is described in the “Potential Payments Upon Termination or Change in Control” section above. The term “retirement” is defined in the plan as a separation from service, other than on account of cause after a participant has attained age 55 and completed ten years of service.

Do we receive consideration when options are exercised or restricted stock matures?

When options are exercised, we receive the exercise price, which can be paid in cash, by the tender to us of previously-acquired common stock, by the withholding of shares of common stock otherwise issuable on account of the exercise or by means of a “broker assisted” cashless exercise. If common stock is tendered or withheld to satisfy the exercise price, it will be valued at its fair market value on the exercise date. Usually, we do not receive consideration in connection with the award or vesting of restricted stock.

Does the 2011 LTIP provide benefits if a change in control occurs?

The definition of the term “change in control” included in the 2011 LTIP is substantially identical to the definition included in our employment agreement with Mr. McGraw and in our individual change in control agreements, as described in the “Potential Payments Upon Termination or Change in Control” section above. Our 2011 LTIP provides that, unless the committee otherwise provides at the time of grant or award, upon the consummation of a change in control:

•	Options not then exercisable will be deemed vested and exercisable until they would otherwise expire; and
•

Transfer restrictions then imposed on restricted stock will be deemed lapsed and the shares delivered free of restriction; this may involve the acceleration of service vesting and/or the deemed satisfaction of applicable performance goals at the target level.

What other limitations apply to incentives granted or awarded under the 2011 LTIP?

Transferability. Incentives are not subject to transfer, assignment, pledge, alienation or other form of encumbrance, except in the event of death.

Shareholder Rights. Before an option is exercised, a participant has no shareholder rights with respect to the shares of our common stock covered by the option. When restricted stock is issued at the beginning of the forfeiture period, a participant ordinarily possesses shareholder rights with respect to such shares and can vote the shares and receive dividends as and when declared by our board.

Term. No grants or awards can be made under the 2011 LTIP after the tenth anniversary of the date on which the plan is approved by the Company’s shareholders. The plan will thereafter remain in effect until all incentives have been satisfied, terminated, expired or cancelled.

Amendment. Our board of directors possesses the authority to amend, modify or suspend the 2011 LTIP, provided that shareholder approval must be obtained as a condition of such amendment, modification or suspension if required under applicable federal or state law or the rules of any exchange or listing organization on which our common stock is then traded or quoted. The plan also provides that the consent of our shareholders is required to amend any option to reduce its exercise price or to cancel and exchange an outstanding option for cash, other incentives or for new options with a lesser exercise price, each of which is considered a form of “repricing.”

Subject to the limitations described above, the committee can amend an individual grant or award to the extent it deems necessary or advisable, except that the consent of each affected participant is required if the amendment materially impairs the participant’s grant or award.

Clawback. Our 2011 LTIP includes a recovery or “clawback” provision that applies to any grant or award made subject to the attainment of performance goals. In the event we are required to restate our financial statements or other financial measures, we possess the authority to reduce, forfeit, recover or clawback all or any portion of an incentive that was awarded based upon the statements or measures, whether or not the incentive is then vested or otherwise free of forfeiture restrictions. The committee possesses the authority to limit any clawback to our executive and accounting officers and to the portion of the incentives granted, awarded or vested in excess of the amount that would have been granted, awarded or vested based upon the restated results.

What is performance-based compensation?

Under Section 162(m) of the Code, the Company may not deduct compensation paid to our chief executive and four other most highly compensated officers in excess of $1 million in any year. The value of options and restricted stock is included in the calculation of the limit, unless the incentives are structured as “performance-based” compensation. When it makes a grant or award, the committee determines whether to structure an incentive in a manner that will satisfy all applicable requirements and constitute performance-based compensation.

What are the federal income tax consequences of participation?

The following is a summary of the federal income tax consequences of incentives granted or awarded under the 2011 LTIP; it does not summarize the state tax or foreign tax consequences of any incentive. This summary is based upon authority in effect as of the date of this proxy statement, which is subject to change, and it should not be relied upon as a comprehensive discussion of the taxation of incentives granted or awarded under the plan.

Options. No taxable income is recognized by a participant when a non-qualified option is granted, and we do not receive a deduction. When a non-qualified option is exercised, a participant recognizes taxable income in an amount equal to the excess of the fair market value of our common stock on the date of exercise over the exercise price, called “spread,” and we are entitled to a deduction in a corresponding amount. The sale of common stock acquired on the exercise of a non-qualified option will result in long-term or short-term capital gain or loss to the participant, depending upon the holding period of the stock.

Incentive Stock Options. Like non-qualified options, no taxable income is recognized by a participant when an ISO is granted, and we do not receive a deduction. When a participant exercises an ISO, no taxable income is recognized, and we do not receive a deduction. The spread, however, is treated as a preference item for the purposes of the alternative minimum tax (“AMT”).

When a participant disposes of common stock acquired on the exercise of an ISO, any gain will be treated as capital gain, provided that the disposition is made more than two years after the grant date and one year after the option exercise date. If a participant disposes of the acquired shares before the holding periods are satisfied, the difference between the exercise price and the fair market value of the disposed shares on the date of disposition is includible in taxable income, and we are then entitled to a corresponding deduction.

Restricted Stock. There are no income tax consequences when restricted stock is awarded to a participant. When the shares become transferable, a participant recognizes ordinary income in an amount equal to the fair market value of the shares, and we are entitled to a deduction in the same amount. A participant may make an election under Section 83(b) of the Code to accelerate the taxation of the shares. If the election is made, the participant will recognize ordinary income in an amount equal to the fair market value of the shares on the date of award, and we will then be entitled to a corresponding deduction. When the stock later becomes non-forfeitable and transferable, no tax event is deemed to occur. Any gain or loss realized on the sale of the stock will be short-term or long-term capital gain or loss to the participant depending upon the holding period of the stock.

Withholding and Employment Taxes. Amounts treated as ordinary income with respect to an incentive are “wages” that are subject to withholding for income and employment taxes. A participant may elect to satisfy his or her withholding obligation by directing us to withhold from an issuance of common stock the number of shares with a fair market value not in excess of the withholding obligation. For this purpose, a participant’s withholding obligation is calculated as the sum of the federal rate applicable to supplemental wage payments, the applicable employment tax rate, and the maximum state income tax rate.

What is the vote required to approve the 2011 LTIP?

The affirmative vote of a majority of the votes cast at the annual meeting is required for the approval of the 2011 Long-Term Incentive Compensation Plan.

The board of directors has unanimously recommends a vote “FOR” the approval of the

Renasant Corporation 2011 Long-Term Incentive Compensation Plan.

Proposal No. 3 – Non-Binding Advisory Vote on Executive Compensation

Section 14A of the Exchange Act, which was added to the Exchange Act by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and the rules promulgated by the SEC thereunder require that we provide our shareholders with the opportunity to submit a non-binding advisory vote to approve or not approve the compensation paid to our NEOs (we refer to this vote as the “say on pay vote”). Accordingly, we are asking our shareholders to vote for or against the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Renasant Corporation, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED.”

We have designed our executive compensation programs to assist us in achieving our financial and operating performance goals by satisfying the following objectives: (1) attracting, retaining and motivating our executive officers, (2) rewarding executives upon the achievement of measurable performance goals, and (3) aligning the interests of executives with the creation of shareholder value. We urge you to review the discussion of our compensation policies and practices set forth above under the heading “Executive Compensation—Compensation Discussion and Analysis” before submitting your vote on the above resolution. Please note that your vote is sought regarding the approval of the overall compensation package for our NEOs and our compensation philosophy, policies and practices generally, and not regarding any specific element of compensation.

Required Vote. The affirmative vote by a majority of the votes cast at the annual meeting is required for the approval of the above resolution. Abstentions and broker non-votes will not be counted as votes cast for or against the proposal. While we intend to carefully consider the shareholder vote on this proposal, the final vote is advisory in nature and, therefore, not binding on us, our board of directors or the compensation committee. We value the opinions of all of our shareholders and will consider the outcome of this vote when making future compensation decisions for our NEOs.

Our board of directors unanimously recommends a vote “FOR” the adoption of the resolution approving the compensation of our NEOs.

Proposal No. 4 – Non-Binding Advisory Vote on the Frequency of the Shareholder Vote on Executive Compensation

In addition to the say on pay vote under Proposal No. 3 above, Section 14A of the Exchange Act and the rules promulgated by the SEC thereunder require that, at least once every six years, our shareholders be allowed to vote on whether a say on pay vote should occur every year, every other year or every three years. Accordingly, we are asking our shareholders to vote on a resolution which gives you the opportunity to vote, on a non-binding advisory basis, on the frequency with which we include in our proxy statement a say on pay voting proposal similar to Proposal No. 3 above. The text of the resolution is as follows:

“RESOLVED, that the shareholders of Renasant Corporation (“Renasant”) recommend, on a non-binding advisory basis, whether the non-binding advisory vote to approve the compensation of Renasant’s named executive officers required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, should occur every year, every other year or every three years.”

After careful consideration of this proposal, our Board of Directors has concluded that holding the say on pay vote every three years is the most appropriate alternative for the Company. A substantial portion of the compensation that we pay to our NEOs is intended to promote the creation of shareholder value on a long-term basis. We believe that a triennial say on pay vote furthers this goal by making it less likely that our NEOs will focus on short-term issues, which could be the case if the say on pay vote were held on an annual basis. In addition, with a triennial vote, our shareholders, directors and officers will have the opportunity to more thoughtfully assess whether our compensation program is successfully promoting the creation of long-term shareholder value, whereas an annual vote could result in reactionary votes prompted by a short-term decline in our stock price or other events whose impact on us has not been fully analyzed. Finally, a say on pay vote every three years will give the compensation committee and the entire board of directors sufficient time to engage in dialog with our shareholders in response to the previous say on pay vote and, if necessary, to implement revisions to our compensation programs that meaningfully address the concerns expressed by our shareholders. In considering your vote, you may also wish to review the discussion of our compensation policies and practices set forth above under the heading “Executive Compensation—Compensation Discussion and Analysis.”

Please note that you are being asked to affirmatively select whether a say on pay vote should be held every year, every other year or every three years; you are not voting on whether to approve or disapprove the Board’s recommendation. If our shareholders adopt the Board’s recommendation that the say on pay vote occur every three years, we will hold the next such vote at the 2014 Annual Meeting of Shareholders.

Required Vote. You may cast your non-binding advisory vote on your preferred voting frequency by selecting the option of holding the say on pay vote “every three years,” “every other year” or “every year,” or you may abstain from voting on this proposal. We will treat the option that receives a plurality of the votes cast at the annual meeting as the option the shareholders recommend.

While we intend to carefully consider the shareholders’ vote regarding the frequency to the say on pay vote, the vote is advisory in nature and, therefore, not binding on us, our board of directors or the compensation committee. We value the opinions of our shareholders and will consider the outcome of this vote when making future decisions on the frequency with which we will hold a non-binding advisory vote on executive compensation.

Our board of directors unanimously recommends an advisory vote to approve the compensation of our named executive officers be held “EVERY THREE YEARS.”

Proposal No. 5 – Ratification of the appointment of HORNE LLP as our independent registered public accountants for 2011.

We are asking our shareholders to ratify the selection of HORNE LLP as our independent registered public accountants for 2011. Although current law, rules and regulations, as well as the charter of the audit committee, require the audit committee to engage, retain, and supervise our independent registered public accountants, we view the selection of the independent registered public accountants as an important matter of shareholder concern and thus are submitting the selection of HORNE LLP for ratification by shareholders as a matter of good corporate practice.

Required Vote. The affirmative vote by a majority of the votes cast at the annual meeting is required for the ratification of the appointment of HORNE LLP as our independent registered public accountants. If our shareholders fail to ratify this appointment, the audit committee will reconsider whether to retain HORNE LLP and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such change would be in our best interests and in the best interests of our shareholders.

Our board of directors unanimously recommends a vote “FOR” the ratification of

HORNE LLP as our independent register public accountants for 2011.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. In addition, the board may submit other matters to the shareholders for action at the annual meeting. Shareholders may also submit proposals for action at the annual meeting.

Proposals for Inclusion in Our Proxy Statement

Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2012 Annual Meeting of Shareholders may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2012 annual meeting is held within 30 days of April 19, 2012, shareholder proposals must be received by E. Robinson McGraw at 209 Troy Street, Tupelo, Mississippi 38804-4827, no later than the close of business on November 4, 2011, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.

Proposals to be Introduced at the 2012 Annual Meeting

For any shareholder proposal to be presented in connection with the 2012 Annual Meeting of Shareholders but without inclusion in our proxy materials, including any proposal relating to the nomination of an individual to be elected to the board of directors, a shareholder must give timely written notice thereof in writing to the Secretary in compliance with the advance notice and eligibility requirements contained in our Bylaws. To be timely, a shareholder’s notice must be delivered to the Secretary at 209 Troy Street, Tupelo, Mississippi 38804-4827 not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain information specified in our Bylaws about each nominee or the proposed business and the shareholder making the nomination or proposal.

Under our Bylaws, based upon the meeting date of April 19, 2011 for the 2011 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2012 Annual Meeting of Shareholders but not intending the proposal to be included in our proxy materials must give written notice to our Secretary not earlier than the close of business on December 21, 2011 and not later than the close of business on January 20, 2012.

The advance notice provisions in our Bylaws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.

The specific requirements of our advance notice and eligibility provisions are set forth in Article III, Section 9 of our Bylaws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary at 209 Troy Street, Tupelo, Mississippi 38804-4827.

OTHER MATTERS

As of the time this proxy statement was printed, management was unaware of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.

AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2010. Requests should be mailed to John S. Oxford, Vice President and Director of External Affairs, 209 Troy Street, Tupelo, Mississippi 38804-4827. You may also access our Annual Report on Form 10-K on our Internet website, www.renasant.com.

By Order of the Board of Directors

E. Robinson McGraw
Chairman of the Board,
President and Chief Executive Officer

Appendix A

RENASANT CORPORATION

2011 LONG-TERM INCENTIVE COMPENSATION PLAN

RENASANT CORPORATION

2011 LONG TERM INCENTIVE COMPENSATION PLAN

i

RENASANT CORPORATION

2011 LONG-TERM INCENTIVE COMPENSATION PLAN

Renasant Corporation, a corporation organized and existing under the laws of the State of Mississippi (the “Company”), hereby establishes the 2011 Long-Term Incentive Compensation Plan to provide flexibility to the Company in connection with its compensation practices and to attract, retain and motivate officers, executives and other key employees through the grant or award of equity and compensation (the “Plan”).

1.	PRIOR PLAN:

This Plan is intended to replace the Company’s 2001 Long-Term Incentive Compensation Plan (the “Prior Plan”). As of October 8, 2011 (the “Expiration Date”), the Prior Plan shall expire in accordance with its terms, and no further grants or awards shall be made thereunder. Grants and awards made under the Prior Plan as of such date shall remain outstanding and in effect until exercised, matured, expired or otherwise forfeited in accordance with their terms.

2.	DEFINITIONS:

2.1 Affiliate means an entity in which the Company owns, directly or indirectly, at least 50% of the combined voting power of the entity’s outstanding voting securities, including Renasant Bank (the “Bank”).

2.2 Board or Board of Directors means the Board of Directors of the Company.

2.3 Cause, unless otherwise defined in an employment, severance or similar agreement between a Participant and the Company or an Affiliate, means that a Participant has:

a.

Committed an intentional act of fraud, embezzlement or theft in the course of employment or otherwise engaged in any intentional misconduct which is materially injurious to the Company’s or an Affiliate’s financial condition or business reputation;

b.

Committed intentional damage to the property of the Company or an Affiliate or committed intentional wrongful disclosure of confidential information materially injurious to the Company’s or an Affiliate’s financial condition;

c.	Been indicted for the commission of a felony or a crime involving moral turpitude;

d.	Willfully and substantially refused to perform the essential duties of his or her position, which has not been cured within 30 days following written notice by the Company;

e.

Intentionally, recklessly, or negligently violated any material provision of any code of ethics, code of conduct or equivalent code or policy of the Company or its Affiliates applicable to him or her; or

f.

Intentionally, recklessly, or negligently violated any material provision of the Sarbanes-Oxley Act of 2002 or any of the rules adopted by the Securities and Exchange Commission implementing any such provision.

The Committee, in its discretion, shall determine whether any Separation From Service is on account of Cause; provided that no act or failure to act on the part of a Participant will be deemed “intentional” if it was due primarily to an error in judgment, but will be deemed “intentional” only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.

2.4 Change in Control, unless otherwise defined in an employment, severance or similar agreement between the Company or an Affiliate and a Participant, means and shall be deemed to occur upon a Change in Equity Ownership, a Change in Effective Control, a Change in the Ownership of Assets or a Change by Merger. For this purpose:

a.

A “Change in Equity Ownership” means that a person or group acquires, directly or indirectly in accordance with Code Section 318, more than 50% of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that a Change in Equity Ownership shall not be deemed to occur hereunder if, at the time of any such acquisition, such person or group owns more than 50% of the aggregate fair market value or voting power of the Company’s capital stock.

b.

A “Change in Effective Control” means that (i) a person or group acquires or has acquired during the immediately preceding 12-month period ending on the date of the most recent acquisition by such person or group, directly or indirectly in accordance with Code Section 318, ownership of the capital stock of the Company possessing 35% or more of the total voting power of the Company, or (ii) a majority of the members of the Board of Directors of the Company is replaced during any 12-month period, whether by appointment or election, without endorsement by a majority of the members of the Board prior to the date of such appointment or election.

c.

A “Change in the Ownership of Assets” means that any person or group acquires, or has acquired in a series of transactions during the immediately preceding 12-month period ending on the date of the most recent acquisition, all or substantially all of the assets of the Company.

d.

A “Change by Merger” means that the Company shall consummate a merger or consolidation or similar transaction with another corporation or entity, unless as a result of such transaction, more than 50% of the then outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company and the voting securities of the surviving or resulting corporation or entity are owned in substantially the same proportion as the common stock of the Company was beneficially owned before such transaction.

2.5 Code means the Internal Revenue Code of 1986, as amended.

2.6 Committee means the persons appointed in accordance with the provisions of Section 5.1 hereof to administer this Plan.

2.7 Common Stock means $5.00 par value Common Stock issued by the Company.

2.8 Disability means that a Participant, by reason of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months (a) has been receiving income replacement benefits for a period of not less than three months under a separate long-term disability plan or policy maintained by the Company or an Affiliate, or (b) is unable to engage in any substantial gainful employment as determined by the Committee.

2.9 Employee means a common law employee of the Company and/or its Affiliates, including officers and directors, determined in accordance with the Company’s standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

2.10 Exchange Act means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.

2.11. Exercise Price means the per share price at which an Option may be exercised.

2.12 Fair Market Value means the closing sales price of a share of Common Stock as reported on The NASDAQ Global Select Market Composite Transactions on the date as of which value is being determined hereunder or, if no sales occurred on such date, the immediately preceding date on which there were such sales. If Common Stock shall cease to be reported or otherwise actively traded on an established market, the Committee shall designate an alternative method of determining value consistent with generally accepted valuation principles and methods.

2.13 Grant Date means the date on which an Option is granted hereunder.

2.14 Incentive means a right to purchase or receive shares of Common Stock in accordance with the terms of this Plan. An Incentive may be granted or awarded in the form of Options, Restricted Stock or a combination thereof.

2.15 Incentive Agreement means a written agreement between the Company and a Participant evidencing the grant or award of an Incentive hereunder.

2.16 Incentive Stock Option or ISO means an Option that meets the requirements of Code Section 422 and is granted in accordance with Section 6.2 hereof.

2.17 Non-Qualified Option means an Option that is granted in accordance with the terms of Section 6.1 hereof and is not intended to be an ISO.

2.18 Option means an Incentive Stock Option or a Non-Qualified Option.

2.19 Participant means an Employee who is granted or awarded an Incentive under this Plan.

2.20 Performance Cycle means the period designated by the Committee during which designated Performance Objectives shall be obtained.

2.21 Performance Objectives means the criteria designated by the Committee to be achieved during a designated Performance Cycle, as more fully set forth in Section 8 hereof.

2.22 Plan means this 2011 Long-Term Incentive Compensation Plan, as the same may be modified, amended or restated from time to time.

2.23 Restricted Stock means an award of Common Stock subject to restrictions on transfer or forfeiture conditions made in accordance with Section 7 hereof.

2.24 Retirement or Retire means, unless otherwise defined in an Incentive Agreement, a Participant’s Separation from Service on or after the attainment of age 55 and completion of ten years of service, other than on account of Cause.

2.25 Separation Date or Separation From Service or words of similar import means the later of the date on which (a) a Participant’s employment with the Company and its Affiliates ceases, or (b) the Company and such Participant reasonably anticipate that he or she will perform no further services for the Company and its Affiliates, whether as a common law employee or independent contractor. Notwithstanding the foregoing, a Participant may be deemed to have Separated From Service if he or she continues to provide services to the Company or an Affiliate after a separation event or other change in status, whether as an employee or an independent contractor, provided such continuing services are not more than 20% of the average level of services performed by such Participant during the 36-month period immediately preceding such separation event or change.

3.	ADOPTION; RESERVATION OF SHARES; OTHER LIMITATIONS:

3.1 Adoption and Effective Date. This Plan shall be effective upon its approval by a majority of the Company’s shareholders in accordance with applicable law (the “Effective Date”).

3.2 Duration. This Plan shall commence on its Effective Date and shall remain in effect until all Incentives have been satisfied by the issuance of shares of Common Stock or have expired or have otherwise terminated or forfeited and all restrictions or Performance Objectives imposed on shares of Common Stock have been satisfied or lapsed. In no event shall Incentives be granted or awarded hereunder more than ten years after the Effective Date.

3.3 Number and Type of Shares. Subject to adjustment as provided herein, the number of shares of Common Stock that shall be available for issuance under the Plan shall not exceed an aggregate of 737,600 shares, consisting of 600,000 shares newly-reserved hereunder and a maximum of 137,600 shares previously reserved for issuance under the Prior Plan, but not issued or reserved for issuance as of its Expiration Date. Common Stock issued in connection with the grant or award of an Incentive may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.

3.4 Calculation of Available Shares. The number of shares available for grant, award, transfer or issuance under the Plan shall be reduced by the number of shares actually granted, awarded, transferred or issued hereunder; provided that the number of available shares shall be increased:

a.	By the number of shares of Common Stock covered by Incentives that expire, are forfeited, lapse or are otherwise cancelled; and

b.	By the number of shares of Common Stock tendered to or withheld by the Company in satisfaction of the Exercise Price of an Option or to satisfy a tax withholding obligation.

3.5 Adjustment. Upon the consummation of a merger, consolidation or reorganization of the Company with another entity there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in such transaction. In the event of any recapitalization, stock dividend, stock split or reverse stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock resulting from such reorganization, dividend or split. In the event of any such substitution or adjustment, the Exercise Price of any Option, the Performance Objectives applicable to any Incentive, and the number of shares of Common Stock issuable pursuant to any Incentive shall be adjusted to the extent necessary to prevent the dilution or enlargement thereof.

3.6 Additional Limitations. Notwithstanding any provision of the Plan to the contrary:

a.

The aggregate number of shares of Common Stock that may be covered by Options granted in the form of ISOs shall be 400,000; to the extent required under Code Section 422, such amount shall not be increased as a result of any change in available shares on account of Section 3.4 hereof;

b.

The maximum number of shares of Common Stock covered by Options granted to an individual during any calendar year shall not exceed an aggregate of 150,000 shares, which amount shall not be increased as a result of any change in available shares on account of Section 3.4 hereof; and

c.

The maximum number of shares of Common Stock that may be awarded to an individual during any calendar year in the form of Restricted Stock shall not exceed an aggregate of 75,000 shares, which amount shall not be increased as a result of any change in the available shares on account of Section 3.4 hereof.

4.	PARTICIPATION:

Employees of the Company and its Affiliates shall be eligible to receive Incentives under this Plan, when designated by the Committee. Employees may be designated for participation hereunder individually or by groups or categories, in the discretion of the Committee.

5.	ADMINISTRATION:

5.1 Composition of the Committee. The Plan shall be administered by a committee appointed by the Board of Directors consisting of not less than two persons who shall serve until their resignation or removal and who shall ordinarily be the Compensation Committee of the Board; provided, however, that the Board may act in lieu of the Committee as to any matter hereunder and any grant or award of an incentive by the Committee may be made subject to ratification or approval by the Board. When so acting, the Board shall function as the Committee and possess all power and authority granted to the Committee hereunder.

5.2 Power and Authority of the Committee. In addition to the power and authority set forth elsewhere in this Plan, the Committee shall have the discretionary power and authority to: (a) designate Employees as Participants hereunder; (b) grant or award Incentives, including the determination of the specific terms and conditions thereof; (c) approve one or more forms of Incentive Agreements and any material amendments or modifications thereto; (d) construe and interpret the provisions of the Plan, any Incentive Agreement or other form or agreement related thereto; (e) establish, adopt and construe rules, regulations, and procedures relating to the Plan; (f) accelerate any service-related vesting period or, subject to the provisions of Section 6 hereof, extend the exercise period applicable to any Incentive granted or awarded hereunder; (g) delegate to the appropriate officers and employees of the Company the power and authority to take such administrative or ministerial actions as may be necessary or appropriate hereunder; and (h) make any other determination which it believes necessary or advisable for the proper administration of the Plan.

Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants and their beneficiaries or heirs. The Committee may make grants or awards or other determinations hereunder selectively on a non-uniform basis among Participants, whether or not such Participants are similarly situated.

5.3 Limitations on Grants and Awards. Notwithstanding any provision of this Plan to the contrary and unless otherwise permitted under applicable law or rules and regulations:

a.

To the extent that a grant or award hereunder is intended to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act, each acting member of the Committee shall be a “non-employee director” within the meaning of such rule;

b.

To the extent that a grant or award hereunder is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m), the Performance Objectives and Performance Cycle applicable to such Incentive shall be determined by the members of the Committee who are “outside directors” within the meaning of such section; and

c.

To the extent that a grant or award hereunder is made to a named executive officer of the Company, such grant or award shall be made solely by the members of the Committee who are deemed “independent directors” within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market Rules.

6.	OPTIONS:

6.1 Grant of Options. The Committee may grant Options to such Participants as it may designate, from time to time, subject to the following:

a.	The per share Exercise Price of any Option granted hereunder shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date;

b.	The number of shares of Common Stock covered by an Option shall be designated by the Committee on the Grant Date;

c.	The term of each Option shall be determined by the Committee, but shall not be longer than ten years, measured from the Grant Date; and

d.	The exercise of an Option granted hereunder shall be subject to such vesting, Performance Objectives or other conditions as the Committee deems appropriate.

6.2 Incentive Stock Options. Subject to the provisions of Section 3.6 hereof, the Committee may designate an Option granted hereunder as an Incentive Stock Option, which grant, in addition to the provisions of Section 6.1 hereof, shall be subject to the following:

a.

No ISO shall be granted to an individual Participant hereunder if the aggregate Fair Market Value of Common Stock with respect to which such ISO is first exercisable during any calendar year, whether under this Plan or any other plan of the Company and its Affiliates, exceeds $100,000;

b.

No ISO shall be granted to any Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company, as determined in accordance with Code Section 424, unless the exercise price of such option is not less than 110% of Fair Market Value, determined on the Grant Date and the expiration date of such Option is five years measured from the Grant Date; and

c.	An ISO granted hereunder shall be subject to such additional terms and conditions as the Committee deems necessary or advisable, consistent with the provisions of Code Section 422.

An ISO granted hereunder shall automatically be deemed a Non-Qualified Option to the extent that the requirements imposed hereunder or under Code Section 422 are not satisfied, whether with respect to the grant or exercise of such Option or the disposition of Common Stock acquired upon the exercise thereof.

6.3 Manner of Exercise; Issuance of Common Stock. An Option shall be exercised, in whole or in part, by providing notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full Exercise Price for such shares. The Exercise Price shall be payable in the form of cash, including cash equivalents, by delivery of shares of Common Stock previously acquired by the Participant, regardless of the Participant’s holding period with respect thereto, by the withholding of shares otherwise issuable upon exercise, by combination thereof or in such other manner as may be authorized, from time to time, by the Committee. Common Stock tendered in payment of the Exercise Price or withheld in consideration of such price shall be valued at Fair Market Value as of the date of exercise thereof.

Unless otherwise provided by the Committee in an Incentive Agreement, a Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are applied to the payment of the Exercise Price of the shares.

As soon as practicable after the receipt of written notification or exercise and payment of the option price in full, the Committee shall cause the Company to deliver to the Participant, registered in the Participant’s name, shares of Common Stock in the appropriate amount, whether certificated or issued in book entry form.

6.4 Rights as Stockholder. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a stockholder with respect to the shares subject to such Option.

6.5 Effect of Separation From Service. Unless otherwise provided by the Committee in an Incentive Agreement, Options granted hereunder shall be exercisable only while a Participant is an Employee; thereafter, Options shall be exercisable, to the extent vested and exercisable as of the Participant’s Separation Date, until the earlier of the date on which any such Option would otherwise expire or:

a.	The one-year period following the date of the Participant’s death or Disability, but by the Participant’s estate or heirs;

b.	The three-year period following the Participant’s Retirement; or

c.	The 30-day period following a Participant’s Separation From Service for any other reason, except Cause.

If a Participant’s Separation From Employment is on account of Cause, then notwithstanding any provision of this Plan or any form or agreement to the contrary, Options granted hereunder, whether or not then vested, shall be deemed canceled and forfeited as of such Participant’s Separation Date, without the requirement of notice or the payment of compensation.

7.	RESTRICTED STOCK:

7.1 General Provisions. The Committee may award shares of Restricted Stock to such Participants as it may designate, from time to time, subject to the following terms and conditions:

a.	The number of shares of Restricted Stock issued to any such Participant hereunder shall be determined by the Committee at the time of award;

b.	The Committee shall determine the consideration to be paid for such stock, if any;

c.

Shares of Restricted Stock awarded hereunder shall be subject to such terms, conditions and restrictions as the Committee, in its discretion, may determine, including, without limitation, the performance of services (collectively, “Vesting Restrictions”);

d.

The Committee shall designate the period during which Vesting Restrictions shall be and remain in force and effect, but in no event shall such period be less than 12 months (the “Forfeiture Period”); and

e.

Unless otherwise provided by the Committee in an Incentive Agreement, during the Forfeiture Period, shares of Restricted Stock awarded hereunder shall not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, whether voluntarily or involuntarily.

An award of Restricted Stock hereunder may be evidenced in book entry form or certificated, in the discretion of the Committee; provided that pending the lapse of the Forfeiture Period, any such shares shall bear such legends as the Committee, in its sole discretion, shall deem necessary or appropriate. The Committee, in its discretion, may additionally require that shares of Restricted Stock registered in the name of the Participant be deposited, together with a stock power endorsed in blank, with the Company pending the lapse of such period.

7.2 Lapse of Restrictions. The Committee shall notify an affected Participant at the end of each Forfeiture Period as to the number of shares of Common Stock with respect to which Vesting Restrictions have lapsed. Unless otherwise provided by the Committee in an Incentive Agreement, a certificate representing the number of shares of Common Stock with respect to which such lapse has occurred shall then be delivered to each affected Participant free of restriction, or the Committee may cause such shares to be delivered in book entry form.

7.3 Shareholder Rights. Subject to any restrictions or limitations imposed by the Committee in an Incentive Agreement or as otherwise provided by the Committee in any such agreement, each Participant receiving an award of Restricted Stock hereunder shall have the full voting rights of a stockholder with respect to such shares during any Forfeiture Period and dividends paid in cash or property with respect to the underlying shares of Common Stock subject to such award shall be paid to the Participant currently.

7.4 Effect of Separation From Service. Unless otherwise provided by the Committee in an Incentive Agreement, if a Participant Separates From Service before the end of any Forfeiture Period:

a.

If such separation is on account of Retirement, death, Disability or involuntary termination, other than on account of Cause, Vesting Restrictions imposed hereunder shall be deemed lapsed as to the number of shares of Restricted Stock determined by multiplying the number of shares subject to award by a fraction, the numerator of which is the number of days in such period prior to the Participant’s Separation Date, and the denominator of which is the total number of days in such period.

b.	If such separation is for any reason not otherwise specified in subparagraph (a) hereto, shares of Restricted Stock shall be deemed cancelled and forfeited as of such Participant’s Separation Date.

8.	PERFORMANCE OBJECTIVES:

8.1 Performance Objectives. Performance Objectives established by the Committee may relate to one or more of the following:

a.	The Company’s earnings per share, whether or not calculated on a fully diluted basis;

b.	The Company’s earnings before interest, taxes or other adjustments, including adjustments for extraordinary or non-recurring items;

c.	The Company’s return on equity, return on investment, return on invested capital or return on assets;

d.	Appreciation in the price of Common Stock, whether with or without consideration of reinvested dividends;

e.	As to the Company or the Bank, net profit margin or increase in income, whether net income, net interest income or otherwise;

f.	As to the Company, an Affiliate, or any region, unit, division or profit center of the Company or an Affiliate, growth in income or revenue, whether net or gross, or growth in market share;

g.

As to the Bank or any region, unit, division or profit center thereof, credit quality, net charge-offs, the ratio of nonperforming assets to total assets or loan loss allowances as a percentage of nonperforming assets, or growth in loans or deposits or change in capital ratios; and

h.

Mergers, acquisitions, sales of assets of Affiliates or business units or the development of business units or lines of business or the implementation of other items included in the Company’s or the Bank’s strategic plan.

Such objectives may relate to the absolute performance of the Company or its Affiliates or the performance of the Company or any Affiliate may be compared to a designated peer group or index. Such objectives may further be expressed with respect to a single Participant or to a group of Participants or Employees.

8.2 Determination of Performance Objectives and Performance Cycle. The Committee, in its discretion, may impose Performance Objectives as a condition of the grant or award of any Incentive hereunder, such objectives to be achieved during the Performance Cycle determined by the Committee. The Committee shall establish such Performance Objectives and designate such Performance Cycle as of the Grant Date or other time of award and shall include a description of such objectives in each affected Incentive Agreement.

8.3 Adjustment of Objectives. Performance Objectives may be changed, adjusted or waived during the Performance Cycle, in the discretion of the Committee; provided that if such objectives are intended to constitute performance-based compensation within the meaning of Code Section 162(m), the Committee shall have no discretion (a) to increase the number of shares due upon the attainment of Performance Objectives, or (b) to waive all or any portion of any applicable Performance Objectives imposed as a condition of the receipt of any Incentive hereunder.

8.4 Separation From Service. Unless otherwise provided by the Committee in an Incentive Agreement and not withstanding any provision of this Plan to the contrary, if a Participant Separates From Service before the end of any Performance Cycle:

a.

If such separation is on account of Retirement, death, Disability or involuntary termination, other than on account of Cause, Performance Objectives shall be deemed satisfied as to the number of Incentives determined by multiplying the number of shares covered by such Incentive with respect to which such objectives are satisfied at the end of the Performance Cycle by a fraction (i) the numerator of which is the number of days in such cycle prior to the Participant’s Separation Date, and (ii) the denominator of which is the total number of days in such cycle.

b.

If such separation is for any reason not otherwise specified in subparagraph (a) hereto, Incentive then subject to Performance Objectives shall be deemed cancelled and forfeited as of such Participant’s Separation Date.

If an Incentive is subject to the attainment of Performance Objectives and Vesting Restrictions, the provisions of this Section 8.4 shall be applied in the event of a Participant’s Separation From Service.

9.	GENERAL PROVISIONS:

9.1 Amendment. The Board of Directors may amend, modify or suspend this Plan at any time. Any such action may be taken without the approval of the Company’s shareholders, but only to the extent that shareholder approval is not (a) required under applicable law or by any listing agency, or (b) under Code Section 162(m) or Code Section 422. No such amendment, modification or suspension of the Plan shall materially impair the terms and conditions of any Incentive granted or awarded hereunder without the consent of each affected Participant.

The Committee or the Board, as the case may be, shall possess the authority to amend the terms of any Incentive Agreement hereunder; provided that no such amendment shall materially impair any Incentive without the consent of each affected Participant.

Notwithstanding any provision of this Plan to the contrary, neither the Company, the Committee nor the Board of Directors shall, without the approval of the Company’s shareholders:

a.	Amend any outstanding Option to reduce the Exercise Price thereof; or

b.	Cancel and exchange an outstanding Option for cash, other Incentives or for other Options with a lesser Exercise Price;

provided that the foregoing limitations shall not apply in connection with any corporate transaction involving the Company, including, without limitation, any transaction contemplated under Section 3.5 hereof.

9.2 Transferability of Incentives. No Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder’s death by will or the laws of descent and distribution) and neither the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant. During a Participant’s lifetime, an Incentive may be exercised only by such Participant or by his or her guardian or legal representative.

9.3 Withholding. As a condition of the vesting, delivery or other settlement of an Incentive hereunder, the Company shall withhold and remit such Federal, state or local taxes or contributions as may be required by law to be withheld and remitted. Unless otherwise provided in an Incentive Agreement, a Participant may direct the Company to withhold from the delivery of Common Stock hereunder shares with a Fair Market Value equal to the amount of such withholding, determined as the aggregate of the rate applicable to supplemental wage payments, the applicable employment tax contribution rate, and the maximum applicable state income tax withholding rate.

9.4 Change in Control. Unless otherwise provided by the Committee in an Incentive Agreement, upon the consummation of a Change in Control:

a.	Options then outstanding shall be deemed fully vested and be and remain exercisable until their expiration; and

b.	Any Vesting Restrictions then applicable to Restricted Stock shall be deemed lapsed and Performance Objectives shall be deemed satisfied at the target level.

9.5 Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan or any Incentive hereunder. The Committee shall determine whether cash, securities or other property shall be paid or transferred in lieu of a fractional share or whether such fractional share or any rights thereto shall be canceled, terminated or otherwise eliminated.

9.6 Certificates. All certificates for shares of Common Stock issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or any stock exchange upon which such shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.7 Legal Requirements. The obligation of the Company or any of its Affiliates to deliver Common Stock to any Participant hereunder, or to deliver such stock free of restriction, shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee or the Company. Certificates for shares of Common Stock issued hereunder may be legended, as the Committee or the Company shall deem appropriate.

9.8 Governing Law. The Plan and any Incentive granted under the Plan shall be governed by the internal laws of the State of Mississippi without regard to the conflicts of laws provisions thereof.

9.9 Other Benefits. Incentives granted to a Participant hereunder shall not impair or otherwise reduce such Participant’s compensation, life insurance or other benefits provided by the Company or its Affiliates; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

9.10 Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

9.11 Construction.

a.

The Committee, in its discretion, shall determine whether any Incentive granted or awarded to a Participant who is a “covered Employee” within the meaning of Code Section 162(m) shall be “performance-based compensation” within the meaning of such section; if and to the extent any Incentive is intended to constitute performance-based compensation, the terms of this Plan and any related Incentive Agreement shall be interpreted and construed in accordance with Code Section 162(m).

b.

To the extent any Incentive granted hereunder is deemed deferred compensation within the meaning of Code Section 409A, this Plan and any affected Incentive Agreement shall be interpreted and construed in accordance with such section; if the Committee reasonably determines that any Participant hereunder may be subject to the tax imposed under Code Section 409A, notwithstanding any provision of this plan to the contrary, the Committee, in its discretion, may amend or rescind the terms of any Incentive hereunder to the extent necessary or advisable to avoid the imposition of such tax.

c.

To the extent the provisions of Section 9.4 hereof subject any Participant hereunder to the tax imposed under of Code Section 4999, then, unless otherwise provided in an employment, severance or similar agreement between such Participant and the Company or the Bank, the Committee may reduce the number of Options or shares of Restricted Stock subject to vesting or with respect to which Performance Objectives are deemed lapsed or satisfied to the extent necessary to avoid the imposition of such tax.

9.12 Recovery. If the Company is required to restate its financial statements or other financial results, then any Incentive, whether or not vested or otherwise then subject to Performance Objectives, Vesting Restrictions or other forfeiture conditions, the amount of which is or was based, in whole or in part, upon such statements or results, shall be subject to reduction, forfeiture or recovery in favor of the Company. The Committee shall take such action as it deems necessary or advisable to effect such reduction, forfeiture or recovery; provided that (a) the Committee may limit such action to the Company’s executive and accounting officers, and (b) the amount of any such reduction, forfeiture or recovery may be limited to the portion of the Incentive in excess of the amount that would have vested or otherwise become nonforfeitable if based upon such restated results.

9.13 Unfunded Plan. Incentives hereunder shall be payable in shares of Common Stock; no special or separate reserve shall be made for any such payment. To the extent any Participant or any other person acquires a right to the settlement of any Incentive hereunder, the status of such Participant shall be that of a general, unsecured creditor of the Company.

9.14 No Continued Employment. No Participant or other person shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant or award of an Incentive or the issuance of Common Stock or other form of payment hereunder.

THIS PLAN was approved by the Board Directors of Renasant Corporation on March 1, 2011 to be effective as provided herein.

RENASANT CORPORATION

REVOCABLE PROXY

RENASANT CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

APRIL 19, 2011

1:30 P.M.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The person(s) signing this proxy card hereby appoint John M. Creekmore, Jill V. Deer, Neal A. Holland, Jr., E. Robinson McGraw, Theodore S. Moll and J. Larry Young, and each of them, acting singly, as attorneys and proxies of the signer of the proxy card, with full power of substitution, to vote all shares of stock which the signer is entitled to vote at the Annual Meeting of Shareholders of Renasant Corporation to be held on Tuesday, April 19, 2011 at 1:30 p.m., Central time, at the principal office of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827, and at any and all adjournments and postponements thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN. IF NO SPECIFIC DIRECTIONS ARE GIVEN, THESE SHARES WILL BE VOTED (A) TO ELECT THE NOMINEES LISTED IN PROPOSAL NO. 1 ON THIS PROXY CARD AS CLASS 3 DIRECTORS, (B) TO APPROVE THE RENASANT CORPORATION 2011 LONG-TERM INCENTIVE COMPENSATION PLAN, (C) TO ADOPT, IN A NON-BINDING ADVISORY VOTE, A RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THE PROXY STATEMENT, (D) IN FAVOR OF HOLDING A NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY THREE YEARS AND (E) TO RATIFY THE APPOINTMENT OF HORNE, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE (A) “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NO. 1 ON THIS PROXY CARD AS CLASS 3 DIRECTORS, (B) “FOR” THE APPROVAL OF THE RENASANT CORPORATION 2011 LONG-TERM INCENTIVE COMPENSATION PLAN, (C) “FOR” THE ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, (D) FOR HOLDING A NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS “EVERY THREE YEARS” AND (E) “FOR” THE RATIFICATION OF HORNE, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID

ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

RENASANT CORPORATION

Important Notice Regarding the Availability of Proxy Materials for

the Shareholder Meeting to be held on April 19, 2011:

Renasant’s 2011 proxy statement and its Annual Report on Form 10-K for the year ended

December 31, 2010 are available at http://www.cfpproxy.com/5439.

You can consent to receive all future Renasant Corporation proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE		REVOCABLE PROXY RENASANT CORPORATION	Annual Meeting of Shareholders April 19, 2011

1.	To elect six Class 3 directors for a three-year term expiring in 2014:			For	Withhold All	For All Except
				☐	☐	☐
	(1)	William M. Beasley
	(2)	Marshall H. Dickerson
	(3)	R. Rick Hart
	(4)	Richard L. Heyer, Jr.
	(5)	J. Niles McNeel
	(6)	Michael D. Shmerling

INSTRUCTIONS: To withhold authority to vote for any individual nominee in this Proposal, mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

2.	To approve the Renasant Corporation 2011 Long-Term Incentive Compensation Plan.			For ☐	Against ☐	Abstain ☐

3.	To adopt, in a non-binding advisory vote, a resolution approving the compensation of our named executive officers as described in the proxy statement.			For ☐	Against ☐	Abstain ☐

4.

To recommend, in a non-binding advisory vote, whether the non-binding advisory vote to approve the compensation of our named executive officers should occur every year, every other year or every three years.

			Every Three Years ☐	Every Other Year ☐	Every Year ☐	Abstain ☐

5.	To ratify the appointment of HORNE LLP as our independent registered public accountants for 2011.			For ☐	Against ☐	Abstain ☐

6.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3 AND 5 AND A VOTE OF “EVERY THREE YEARS” ON PROPOSAL NO. 4.

Mark here if you plan to attend the meeting					☐

Please be sure to date and sign this proxy card in the box below.

Sign above	Date

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.